UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per exchange Act Rules 14a-6(i)(1) and 0-11.

The Macerich Company

April 15, 2022

Dear Fellow Stockholders:

You are cordially invited to attend our 2022 Annual Meeting of Stockholders to be held on Friday, May 27, 2022 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401. The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting.

At our Annual Meeting, you will be asked to consider and vote on the following matters:

(1)	election of the twelve directors named in the accompanying Proxy Statement;

(2)	approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(3)	ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

(4)	the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors unanimously recommends that you vote your shares:

“FOR” the election of the twelve directors named in the accompanying Proxy Statement;

“FOR” the approval of the compensation of our named executive officers as described in the accompanying Proxy Statement; and

“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 15, 2022, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2021 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can obtain a paper copy of the Proxy Statement and Annual Report.

We continue to monitor the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. Again this year we must reserve the right to notify you in the future that our Annual Meeting will instead be held solely by remote communication (a virtual meeting).

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in the accompanying Proxy Statement.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

Thomas E. O’Hern
Chief Executive Officer

Steven R. Hash
Chairman of the Board

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2022

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation (the “Company”), will be held on Friday, May 27, 2022 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, to consider and vote upon:

(1)	the election of twelve directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(3)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(4)	the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 24, 2022 will be entitled to notice of, and to vote at, our Annual Meeting.

We continue to monitor the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the Securities and Exchange Commission. Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in our Proxy Statement.

Record stockholders may authorize their Proxies:

•	By Internet: Go to the website address shown on your Proxy.

•	By Toll-Free Telephone: If you received a printed set of Proxy Materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.

•	By Mail: If you received a printed set of Proxy Materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee on how to authorize voting of your shares of common stock at our Annual Meeting.

By Order of the Board of Directors

Ann C. Menard

Secretary

Santa Monica, California

April 15, 2022

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

TIME AND DATE: 10:00 a.m. local time on Friday, May 27, 2022	PLACE: The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	RECORD DATE: Close of business on March 24, 2022

Voting

Each share of our common stock, par value $0.01 per share (“Common Stock”), entitles the holder thereof to one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting.

You may vote or authorize a proxy to vote by any of the following methods:

Internet: Go to the website address shown on your Proxy until 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to the Annual Meeting.

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting prior to voting in person.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference
Proposal 1	Election of Twelve Directors	For all nominees	5
Proposal 2	Advisory Vote to Approve our Named Executive Officer Compensation	For	66
Proposal 3	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	For	67
Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

2022 PROXY STATEMENT    i

PROXY STATEMENT SUMMARY

Our Business Highlights (page 32)

OPERATIONAL ACHIEVEMENTS:

•   Generated 7.3% same-center NOI (“NOI”) growth from 2020 to 2021 with 91% of our portfolio NOI generated by regional town centers with sales per square foot of > $500 (as defined in Appendix I)

•   Restored our collections and net accounts receivable to pre-pandemic levels

•   Small store sales < 10,000 square feet increased 10% in 2021 vs. 2019 prior to the pandemic, and sales year-end 2021 exceeded $800 per square foot

•   Delivered 584,000 square foot, three-level creative office space to Google at One Westside in Los Angeles ahead of schedule and in line with budget

•   Gained 3% occupancy over the last three quarters of 2021

•   Reduced debt level by $1.7 billion (approximately 20%)

•   Renewal of the Company’s corporate credit facility on the heels of the pandemic

•   Secured lucrative entitlements to add residential, offices and additional retail uses at FlatIron Crossing in Broomfield, CO

LEASING ACHIEVEMENTS:

•   Executed 833 leases for 3.5 million square feet, representing the strongest volume leasing year since 2015, on a same center basis

•   Executed leases with 88 new-to-portfolio brands for over 840,000 square feet across 99 stores

•   Opened 173 new stores, totaling over 900,000 square feet, 2% more than 2019 prior to the pandemic

•   Maintained a strong leasing pipeline for 2022 and 2023, including 2.0 million square feet of signed leases and another 700,000 square feet of leases in process

•   Achieved positive leasing spreads versus the expiring base rent of 4.9% for the trailing 12 months as of December 31, 2021, from a wide range of categories including digitally native and emerging brands, health and fitness, grocery, entertainment, food and beverage, sports and co-working office

•   Executed deals on new stores with numerous prominent retailers and branding, including Scheels All Sports, Target, Primark, LifeTime Athletic, Pinstripes, Lidi, Apple, Lucid Motors and Dior

COMMUNITY OUTREACH ACHIEVEMENTS:

•   Launched a new Macerich Volunteer and Giving Portal, which includes a donor-advised giving platform that encourages volunteerism and community giving, and introduced our Company’s first employee match program. Our first campaign resulted in over 130 employees requesting matched donations for over 150 501(c)(3) organizations across the country

•   Conducted approximately 1,800 events at our centers (the “Centers”) from blood drives to movies and concerts, cultural events and farmers’ markets

•   During back-to-school season, 17 of our Centers organized events to support their local Big Brothers, Big Sisters chapters through donation drives, recruitment and awareness campaigns

•   Through our on-property testing sites, administered over 400,000 COVID tests

•   Continued our campaign to donate over 130 laptops to schools to support disadvantaged students with online learning

•   Our annual health and wellness challenge event raised contributions to causes linked to our Company’s three philanthropic focus areas Education, Environment and Community

ENVIRONMENTAL/ SUSTAINABILITY ACHIEVEMENTS:

•   Science Based Targets initiative (SBTi) validated that our Company’s emissions reduction targets are on track toward net-zero emissions by 2030, part of the global initiative to halt worldwide temperature rise at 1.5°C over preindustrial levels

•   In Arizona, we partnered with Salt River Project to provide opportunity for utility-scale renewable solar projects, including a new 100-megawatt system. Our Company will purchase 8% of the plant’s power, reducing our fossil fuel use in Arizona by almost 20%

•   Through our innovative public-private partnership with ConEd, in 2021 provided 7 megawatts of grid relief to the Brooklyn, NY community via the Kings Plaza on-site power generation plant, alleviating grid strain and eliminating potential life-threatening community brownouts five times during peak summer usage months

•   #1 Global Real Estate Sustainability Benchmark (“GRESB”) ranking within Retail/Americas for the seventh consecutive year

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   In the top tier CDP Climate ‘A’ List for the sixth year

•   Aligned our environmental and sustainability programs with the United Nations Sustainable Development Goals

ii 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

EMPLOYEE ENGAGEMENT/ CULTURE ACHIEVEMENTS:

•   Expanded our diversity, equity, and inclusion efforts to recognize, celebrate and reflect the many different facets of belonging at our Company, including through employee-led discussions, education, cultural awareness programming, and employee-obtained DEI leadership certification

•   Our CEO signed the CEO Action Pledge for Diversity & Inclusion, reinforcing our Company’s commitment to DEI initiatives

•   Launched an enhanced, employee-sponsored mentorship program across the Company, in which more than 25% of employees participated

•   In its inaugural year, acted as the largest employer of interns in ICSC Foundation Launch Academy’s program for racially diverse undergraduate students, providing underrepresented college students the opportunity for career exploration in retail real estate management and leasing

•   Regular programming to harmonize engagement at home, on site and in regional offices, including health and well-being management, educational content, team building events, employee recognition and the establishment of new employee resource groups

•   Retained key employee talent in a year beset by global labor challenges across all industries and wage categories

Director Nominees (page 7)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards

Peggy Alford	50	2018	Executive Vice President, Global Sales, PayPal	✓	Audit (Chair)	Facebook, Inc.

John H. Alschuler	74	2015	Executive Chairman, Therme North America	✓	Audit; Nominating and Corporate Governance	SL Green Realty Corporation and Xenia Hotels and Resorts, Inc.

Eric K. Brandt	59	2018	Retired, Executive Vice President and Chief Financial Officer of Broadcom Corporation	✓	Capital Allocation (Chair); Compensation	NortonLifeLock Inc.; Dentsply Sirona Inc. and Lam Research Corporation

Edward C. Coppola	67	1994	President of our Company		None	None

Steven R. Hash	57	2015	Retired, Co-Founder Renaissance Macro Research, LLC	✓	Executive (Chair); ex officio on other committees	Alexandria Real Estate Equities, Inc. and Nuveen Global Cities REIT, Inc.

Enrique Hernandez, Jr.	66	New Nominee	Chairman, Inter-Con Security Systems, Inc.	✓	(1)	Chevron Corporation and McDonald’s Corporation

Daniel J. Hirsch	48	2018	Chief Operating Officer and Chief Financial Officer, Cascade Acquisition Corporation	✓	Compensation; Nominating and Corporate Governance	Broadmark Realty Capital Inc.

Diana M. Laing	67	2003	Retired Interim Chief Financial Officer and Executive Vice President, Alexander & Baldwin, Inc.	✓	Capital Allocation; Nominating and Corporate Governance	Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc. and CareTrust REIT, Inc.

Marianne Lowenthal	61	New Nominee	President, Granadier Co.	✓	(1)	None

Thomas E. O’Hern	66	2018	Chief Executive Officer of our Company		Capital Allocation; Executive	Douglas Emmett, Inc.

Steven L. Soboroff	73	2014	Managing Partner, Soboroff Partners and President, Los Angeles Police Commission	✓	Audit; Compensation; Nominating and Corporate Governance (Chair)	None

Andrea M. Stephen	57	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	✓	Capital Allocation; Compensation (Chair); Executive	First Capital Real Estate Investment Trust and Slate Grocery Real Estate Investment Trust

(1)

Our Board has not yet determined the committees to which Mr. Hernandez and Ms. Lowenthal will be appointed if elected at our Annual Meeting; and our Board intends to determine the composition of its Board committees following our Annual Meeting.

2022 PROXY STATEMENT    iii

PROXY STATEMENT SUMMARY

Say-on-Pay Vote (page 66)

We retain an open line of communication with our investors on our compensation programs as well as our governance practices. At our 2021 annual meeting of stockholders, our stockholders approved our say-on-pay non-binding, advisory vote by over 89% of the votes cast.

Please review our Compensation Discussion and Analysis and the accompanying executive compensation tables for additional details about our executive compensation program, including information about our named executive officers’ 2021 compensation.

Ratification of our Independent Registered Public Accounting Firm (page 67)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Executive Compensation Program Highlights (page 31)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis.

EXECUTIVE COMPENSATION

WHAT WE DO

✓

Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation. For our Chief Executive Officer, over 85% of his target compensation is contingent on our Company’s operating and stock performance. For our other named executive officers, 80% of their respective average target compensation depends on our Company’s operating and stock performance.

✓

Performance-Based Compensation. For both our Chief Executive Officer and President, 75% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to vesting based on our operational metrics and relative total stockholder return (“TSR”) compared to U.S.-based publicly-traded equity real estate investment trusts (“REITs”) that are categorized as “mall” or “shopping center” REITs. For our other named executive officers, 50% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards. Operational metrics and relative TSR performance are measured over a three-year period.

✓	“Double-Trigger” Equity Vesting. Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.

✓

Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own Common Stock with a value equal to 6x his base salary and our other named executive officers are required to own Common Stock with a value equal to 3x their respective base salaries. For purposes of meeting our stock ownership policies, certain of our other equity securities and units of The Macerich Partnership, L.P. (our “Operating Partnership”) may be combined with shares of Common Stock held by such individual. See “Stock Ownership Policies” in this Proxy Statement.

✓

Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards.

✓

Clawback Policy. We maintain a clawback policy to recapture certain cash and equity incentive payments to executive officers that were based on inaccurate financial results that are subsequently restated, if the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

✓	Annual Say-on-Pay. We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

iv 2022 PROXY STATEMENT

PROXY STATEMENT SUMMARY

WHAT WE DON’T DO

Î	No Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.

Î	No Excise Tax Gross-Up Provisions. None of our agreements provides for excise tax gross-ups.

Î

No Repricing. We do not permit repricing of underwater options or stock appreciation rights (“SARs”) or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Î	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options in our securities by any director, officer or employee.

Î

Anti-Pledging. We do not allow our directors or executive officers to pledge our securities unless they otherwise meet our stock ownership requirements. None of our directors or officers currently pledges our securities.

Corporate Governance Highlights (page 14)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE

WHAT WE DO

✓

MUTA Opt Out. In 2019, we opted out of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (or “MUTA”)) and are prohibited from opting back into any of the MUTA provisions, including the provision allowing the Board to self-classify, without stockholder approval.

✓	No Poison Pill. No Stockholder Rights Plan in effect.

✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

✓

Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Under our Guidelines on Corporate Governance, any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.

✓	Independent Board. Currently ten of our twelve director nominees are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.

✓	Proxy Access. Our Bylaws include market-standard proxy access nominating provisions.

✓	Right to Amend our Bylaws. Our Bylaws permit stockholder-proposed bylaw amendments.

✓	Executive Sessions of our Board. An executive session of independent directors is held following each regularly-scheduled quarterly Board meeting.

✓

Independent Chairman. As of our 2018 annual meeting, our Lead Independent Director transitioned to the role of Independent Chairman, and continues to ensure strong and independent leadership of our Board of Directors by, among other things, presiding at all meetings of our Board and calling and presiding at executive sessions of the non-management directors.

✓

Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations, which are conducted by an independent third party. In addition, the Independent Chairman met individually with each director in 2021 to discuss key Board topics.

✓	Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

✓	No Over-boarding. Our written governance policy limits director membership on other public company boards subject to the discretion of our Board.

✓

Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

✓

Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.

2022 PROXY STATEMENT v

PROXY STATEMENT SUMMARY

✓

Environmental, Social and Governance (“ESG”) Oversight. Our Nominating and Corporate Governance Committee has primary oversight responsibility for our ESG programs, together with a cross-functional management committee to coordinate and communicate on our ESG initiatives.

✓	Stockholder-requested Meetings. Our Bylaws permit stockholders to request the calling of special meetings of stockholders.

✓

Stockholder Engagement. Our Company and Board are committed to regularly engaging with our stockholders on our Company’s governance practices, compensation programs, performance, strategic direction and other key matters. Our Board and management continue to actively engage with our stockholders on an ongoing basis.

✓

Board Refreshment and Diversity. We have a commitment to Board refreshment and diversity—60% of our current directors have been elected to our Board since mid-2015. Additionally, when selecting nominees, our Board focuses on increasing various aspects of our Board’s diversity. Women represent 33% of our director nominees for election at our Annual Meeting and the average age of our director nominees is 62 years, with significant age diversification.

vi 2022 PROXY STATEMENT

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2022

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2022 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 15, 2022. Our 2021 Annual Report to Stockholders (“2021 Annual Report”), including financial statements for the fiscal year ended December 31, 2021, is being provided to stockholders concurrently with this Proxy Statement. Our 2021 Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2022 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 27, 2022. The Notice of the 2022 Annual Meeting, this Proxy Statement and our 2021 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

When and where is our Annual Meeting?

Our Annual Meeting will be held on Friday, May 27, 2022 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

We continue to monitor the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the Securities and Exchange Commission (“SEC”). Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

What are the purposes of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of twelve directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and

(3)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.

2022 PROXY STATEMENT 1

ABOUT OUR ANNUAL MEETING

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 24, 2022, are entitled to notice of, and to vote at, our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, stockholders are not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee and wish to attend the meeting, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 214,616,505 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and does not vote on the non-routine matters because under the rules of the New York Stock Exchange (“NYSE”) the broker has no voting authority on such matters without the client’s instruction.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record. Obtaining a legal proxy usually takes several days.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•

Authorize your Proxy by Internet. You may authorize your Proxy over the Internet. The website for Internet authorization is provided on your Proxy in the printed set of Proxy materials that you received. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Proxy you received.

•

Authorize your Proxy by Telephone. If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

•

Submit your Proxy by Mail. If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name. If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to authorize voting of your shares of Common Stock at our Annual Meeting.

2 2022 PROXY STATEMENT

ABOUT OUR ANNUAL MEETING

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

FOR the election of each of the twelve nominees for director named in this Proxy Statement;

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting and any postponement or adjournment thereof.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

•	filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

•	authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or

•	appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously submitted Proxy.

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly submitted Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations, together with the description of each matter, are set forth in this Proxy Statement. Our Board recommends that you vote your shares:

FOR the election of twelve directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

2022 PROXY STATEMENT 3

ABOUT OUR ANNUAL MEETING

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

With respect to any other matter that properly comes before our Annual Meeting or any postponement or adjournment thereof, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers and for the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to approve the compensation of our named executive officers is advisory only and is not binding on our Company or our Board. Our Board values the opinion of our stockholders and our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the rules of the NYSE. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting, because they are non-routine proposals on which brokers are not permitted to vote without direction from the beneficial owner.

4 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction: How Our Board Composition is Aligned with our Strategy

We have a long-term four-pronged business strategy that focuses on acquisition, leasing and management, redevelopment and development of regional town centers. We believe that our business requires specialized skills across a broad array of disciplines for effective and profitable operations. Our Board of Directors consists of a highly experienced group of business leaders who share our values, oversee and support our strategy and reflect our culture. Many of our directors have served as executive officers or on boards and board committees of major companies and have an extensive understanding of the principles of corporate governance. Our nominees have experience in the following fields that are relevant to our Company, business, industry and strategies:

•	retail;

•	commercial real estate;

•	finance, capital markets and investments;

•	business operations;

•	transactions;

•	risk oversight and management; and

•	digital and e-commerce.

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, which is one, nor more than twelve. Our Board of Directors has approved to expand the Board of Directors to twelve members from and after the calling to order of the Annual Meeting in order to permit the stockholders to elect a slate of twelve directors for the upcoming term and nominated Mr. Enrique Hernandez, Jr. and Ms. Marianne Lowenthal for election as directors at our Annual Meeting. Our Nominating and Corporate Governance Committee retained search firms to assist with identifying potential candidates. Mr. Hernandez was recommended by Thomas O’Hern and Ms. Lowenthal was recommended by Steve Soboroff. Each of our continuing director nominees was previously elected to serve on our Board by our stockholders. Our director nominees, if elected at our Annual Meeting, will serve until our annual meeting of stockholders in 2023 and until their respective successors are duly elected and qualify.

Our Board of Directors, based on the recommendations of its Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

• Peggy Alford	• Daniel J. Hirsch

• John H. Alschuler	• Diana M. Laing

• Eric K. Brandt	• Marianne Lowenthal

• Edward C. Coppola	• Thomas E. O’Hern

• Steven R. Hash	• Steven L. Soboroff

• Enrique Hernandez, Jr.	• Andrea M. Stephen

Each of our director nominees has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors, or the Board may reduce the size of the Board and number of nominees.

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “Our Board of Directors and its Committees—Director Selection Process.”

2022 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board. In that case, the Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the offer to resign. Our Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the offer to resign is accepted, then our Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of our Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Nominating and Corporate Governance Committee’s or our Board’s decision regarding whether to accept or reject such director’s offer to resign.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

6 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

INFORMATION REGARDING DIRECTOR NOMINEES

Our Nominating and Corporate Governance Committee and our Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of our Company and the interests of our stockholders. Our Board seeks a mix of backgrounds and experience among its members, including gender, sexual orientation, racial and ethnic diversity or other characteristics that may positively contribute to the diversity of the Board. Under our Guidelines on Corporate Governance, the Nominating and Corporate Governance Committee shall ensure to the greatest extent practicable that the pool of prospective director candidates that it considers to fill any vacancy or additional director position includes one or more female candidates, one or more LGBTQ+ candidates or one or more racially or ethnically diverse candidates if, at such time, the Board is lacking gender diversity, LGBTQ+ diversity or racial/ethnic diversity, respectively. The Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of service on our Board. The following matrix highlights the mix of key skills, qualities and experiences of the nominees that, among other factors, led our Board and the Nominating and Corporate Governance Committee to recommend these nominees for election to our Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. The demographic information presented below is based on voluntary self-identification by each nominee. More information on each director’s qualifications and background is included in the director biographies on the following pages. Each continuing director has served since first elected.

Gender Diversity: 40% of independent directors and approximately 33% of all directors on our Board’s slate are women	Board Refreshment: 6.2 years average tenure for independent directors on our Board’s slate	Board Diversity: 50% of independent directors on our Board’s slate are racial/ethnic/gender diverse

	Peggy Alford	John Alschuler	Eric Brandt	Edward Coppola	Steven Hash	Enrique Hernandez	Daniel Hirsch	Diana Laing	Marianne Lowenthal	Thomas O’Hern	Steven Soboroff	Andrea Stephen

Knowledge, Skills & Experience

Chief Executive Officer/President/ Founder	✓	✓	✓	✓	✓	✓			✓	✓	✓

Chief Financial Officer	✓		✓				✓	✓		✓

Retail and/or Commercial Real Estate		✓		✓	✓		✓	✓	✓	✓	✓	✓

Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance/Capital Markets/ Investment	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Business Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

International	✓	✓	✓		✓	✓						✓

Transactional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

ESG Oversight		✓			✓	✓	✓	✓		✓	✓

Digital Expertise	✓		✓			✓

Demographics

Race/Ethnicity	Black/ Multiracial	White	White	White	White	Latinx/ Hispanic	White	White	White	White	White	White

Gender Expression	Female	Male	Male	Male	Male	Male	Male	Female	Female	Male	Male	Female

LGBTQ+									✓

Board Tenure

Years	4	7	4	28	7	n/a	4	19	n/a	4	8	9

2022 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

Peggy Alford

Independent Director Nominee

Director Since: 2018

Age: 50

Board Committees: Audit (Chair)

Other Current Public Company Boards: Facebook, Inc.

Principal Occupation and Business Experience:

Ms. Alford has served as Executive Vice President, Global Sales at PayPal since March 2020. She rejoined PayPal as their Senior Vice President of Core Markets on March 1, 2019, leading commercial teams in the largest and most established markets, including North America, UK, Germany, Austria, Switzerland and Australia. Ms. Alford was elected to the board of Facebook, Inc. in May 2019. From September 2017 to February 2019, Ms. Alford was the Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative, a philanthropic organization that brings together world-class engineering, grant-making, impact investing, policy and advocacy work, with oversight of finance, real estate, facilities and general operations. Prior to joining the Chan Zuckerberg Initiative, Ms. Alford held a variety of senior positions at PayPal from May 2011 to August 2017, including Vice President, Chief Financial Officer of Americas, Global Customer and Global Credit, where she was responsible for all finance and analytics for PayPal’s Global Merchant and Global Consumer Business Units, its Global Credit business, and its North America and Latin America regions. She also served as PayPal’s Senior Vice President of Human Resources, People Operations and Global Head of Cross Border Trade. From 2007 to 2011, Ms. Alford was President and General Manager of Rent.com (an eBay Inc. company), also serving as its Chief Financial Officer from October 2005 to March 2009. Ms. Alford earned a Bachelor of Science degree in Accounting and Business Administration from the University of Dayton and is a certified public accountant.

Key Qualifications, Experience and Attributes:

Ms. Alford’s wide-ranging financial and operational experience, technology and omnichannel knowledge and significant experience leading complex businesses are invaluable to our Board. Her fresh perspectives and contributions to our Company are also informed by Ms. Alford’s strong digital expertise and track record of driving growth and innovation through data analytics, areas which have become increasingly critical to our business. In addition to her strong managerial and operational background, Ms. Alford brings deep financial expertise to our Board, based on which she serves as our Audit Committee chairperson and has been determined by our Board to be an audit committee financial expert.

John H. Alschuler

Independent Director Nominee

Director Since: 2015

Age: 74

Board Committees: Audit; Nominating and Corporate Governance

Other Current Public Company Boards: SL Green Realty Corporation; Xenia Hotels and Resorts, Inc.

Selected Directorships and Memberships: Board of Directors, Center for an Urban Future; Board of Directors, Friends of the High Line Inc.; Board of Directors, Sag Harbor Cinema Arts Center

Principal Occupation and Business Experience:

John Alschuler has served as the Executive Chairman of Therme North America, a regional division of global wellbeing leader Therme Group that designs, builds and operates large scale wellbeing facilities, since January 1, 2022. From 2008 to 2021 Mr. Alschuler served as the Chairman of HR&A Advisors Inc., an economic development, real estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation.

Key Qualifications, Experience and Attributes:

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real estate market and our Company’s business from a knowledgeable and informed perspective. His experience on boards of other public and private companies further enhances his range of knowledge.

8 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Eric K. Brandt

Independent Director Nominee

Director Since: 2018

Age: 59

Board Committees: Capital Allocation (Chair); Compensation

Other Current Public Company Boards: Dentsply Sirona Inc.; Lam Research Corporation; NortonLifeLock Inc.

Former Public Company Directorships Within the Last Five Years: Chairman of the Board, Altaba Inc.

Selected Directorships and Memberships: Georgia Tech President’s Advisory Board

Principal Occupation and Business Experience:

Mr. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 to February 2016, and served as Broadcom’s Senior Vice President and Chief Financial Officer from March 2007 to February 2010. From September 2005 until March 2007, Mr. Brandt served as President, Chief Executive Officer and member of the Board of Directors of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately held global business consulting firm.

Key Qualifications, Experience and Attributes:

Mr. Brandt’s experience as a chief executive and chief financial officer across the financial services, technology and healthcare industries gives him a broad understanding of the operational, financial and strategic matters facing our Company. His service on other public company boards, including as an audit committee member and chair, a compensation committee and governance committee member and chair, his cybersecurity expertise and his governance, financial, technology, marketing and brand management knowledge provides our Board with important insights.

Edward C. Coppola

Director Nominee

Director Since: 1994

Age: 67

Principal Occupation and Business Experience:

Mr. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company’s financial and investment strategies, including our Company’s key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has over 40 years of shopping center experience with The Macerich Group and our Company and is one of our founders. Mr. Coppola is also an attorney.

Key Qualifications, Experience and Attributes:

Mr. Coppola has deep relationships and experience in our industry and in the retail and shopping center landscape. As President, Mr. Coppola provides our Board with important information about the overall conduct of our Company’s business and valuable knowledge regarding our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to investment planning, finance, capital markets, acquisition, disposition and development matters.

2022 PROXY STATEMENT 9

PROPOSAL 1: ELECTION OF DIRECTORS

Steven R. Hash

Independent Director Nominee

Director Since: 2015

Age: 57

Board Committees: Executive (Chair) and ex-officio on other committees

Other Public Company Boards: Alexandria Real Estate Equities, Inc.; Nuveen Global Cities REIT, Inc.

Former Public Company Directorships Within the Last Five Years: DiamondPeak Holdings Corp.

Principal Occupation and Business Experience:

Mr. Hash was the co-founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, and served as President and Chief Operating Officer from its inception in 2012 until his retirement in April 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector.

Key Qualifications, Experience and Attributes:

Mr. Hash serves as our Independent Chairman of the Board and brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. In addition to important insights into the equity and capital markets and investor perspectives, he has valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. He also has important corporate governance and board leadership expertise, as well as human capital management and talent development knowledge through his positions at other publicly traded companies and at our Company.

Enrique Hernandez, Jr.

Independent Director Nominee

Director Since: Nominee

Age: 66

Other Public Company Boards: Chevron Corporation; McDonald’s Corporation

Former Public Company Directorships Within the Last Five Years: Nordstrom, Inc.; Wells Fargo & Company

Selected Directorships and Memberships: Catalyst; Harvard College Visiting Committee; Harvard University Resources Committee; Ronald McDonald House Charities; John Randolph Haynes and Dora Haynes Foundation

Principal Occupation and Business Experience:

Mr. Hernandez has served as Executive Chairman of Inter-Con Security Systems, Inc. (“Inter-Con”), a provider of security services to corporations, governments, diplomatic missions and non-profit organizations since 2021 and served as Chairman and Chief Executive Officer from 1986 to 2021. He was President of Inter-Con from 1986 to 2018 and served as Executive Vice President and Assistant General Counsel from 1984 to 1986. Mr. Hernandez earned his bachelor’s degree in government and economics from Harvard University and received his law degree from The Harvard Law School.

Key Qualifications, Experience and Attributes:

Mr. Hernandez brings significant experience to our Board with more than three decades of business leadership in various industries. His tenure as lead director and non-executive chairman at Nordstrom, Inc., as well as his current board memberships, will provide our Board with valuable knowledge and perspective in corporate governance, leadership and human capital development, finance and brand management.

10 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Daniel J. Hirsch

Independent Director Nominee

Director Since: 2018

Age: 48

Board Committees: Compensation; Nominating and Corporate Governance

Other Public Company Boards: Broadmark Realty Capital Inc.

Former Public Company Directorships Within the Last Five Years: Playa Hotels & Resorts N.V.

Principal Occupation and Business Experience:

Mr. Hirsch is a principal of Cascade Acquisitions Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp., formed in November 2020, and serves as its chief operating officer and chief financial officer. From 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon Capital Management, L.L.C. (“FCM”), an investment firm that manages capital on behalf of institutions and individuals, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. He was a consultant to FCM from January 2017 through March 2020. Mr. Hirsch graduated from Yale Law School with a J.D., and summa cum laude with a Bachelor of Arts in Law, Jurisprudence and Social Thought from Amherst College.

Key Qualifications, Experience and Attributes:

Mr. Hirsch’s knowledge of the capital markets and real estate sector, as well as his investment experience, makes him a valuable member of our Board. In addition, Mr. Hirsch’s substantive public company board experience, including his ten-year tenure on the board of directors of Playa and his current service as a member of the board of directors of Broadmark brings valuable knowledge and experience to our Board deliberations.

Diana M. Laing

Independent Director Nominee

Director Since: 2003

Age: 67

Board Committees: Capital Allocation; Nominating and Corporate Governance

Other Public Company Boards: Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc.; CareTrust REIT, Inc.

Selected Directorships and Memberships: Board of Trustees, Oklahoma State University Foundation

Principal Occupation and Business Experience:

Ms. Laing served as Interim Chief Financial Officer and Executive Vice President of Alexander & Baldwin, Inc., Hawaii’s leading owner and operator of grocery and drug store-anchored retail centers, from November 2018 to May 2019 and was elected to their board of directors in April 2019. From May 2014 to June 2018, Ms. Laing served as Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations.

Key Qualifications, Experience and Attributes:

Our Board believes Ms. Laing’s over 35 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience, which enhances her understanding of the issues facing our Company and industry.

2022 PROXY STATEMENT 11

PROPOSAL 1: ELECTION OF DIRECTORS

Marianne Lowenthal

Independent Director Nominee

Director Since: Nominee

Age: 61

Selected Directorships and Memberships: Board of Directors, Los Angeles Tourism and Convention; Sustaining Board of Directors, UCLA Anderson Graduate School of Management Ziman Center for Real Estate

Principal Occupation and Business Experience:

Ms. Lowenthal has served as the President and sole principal of Granadier Co., a real estate firm focused on development and redevelopment of multi-family and mixed-use properties in Southern California, since April 1, 2022. From January 2005 to March 2022, she served as Executive Vice President of Development for Combined Properties, Incorporated, leading the national acquisition and development team in mixed-use, retail, residential and hotel projects in highly valued infill markets, primarily in Southern California and the Washington DC area. Ms. Lowenthal was Executive Vice President of Development at the Bond Companies from 2000 to 2004, leading the design and development teams in mixed-use, residential and retail projects.

Key Qualifications, Experience and Attributes:

As a real estate professional for over 30 years, Ms. Lowenthal will provide mixed-use, retail, hotel and multifamily development and redevelopment expertise, in addition to project management experience in the areas of design, entitlements, construction and leasing. As a new Board member, Ms. Lowenthal will add a fresh and valuable perspective on our Company’s opportunities and operations.

Thomas E. O’Hern

Director Nominee

Director Since: 2018

Age: 66

Board Committees: Capital Allocation; Executive

Other Public Company Boards: Douglas Emmett, Inc.

Selected Directorships and Memberships: Advisory Board of Governors, National Association of Real Estate Investment Trusts; Board of Leaders, The USC Marshall School of Business; Board of Trustees, Torrance Memorial Medical Center Foundation

Principal Occupation and Business Experience:

On January 1, 2019, Mr. O’Hern became our Chief Executive Officer and is responsible for the strategic direction and overall management of our Company. Mr. O’Hern became one of our Senior Executive Vice Presidents in September 2008 and was our Chief Financial Officer and Treasurer from July 1994 until his election as Chief Executive Officer. Mr. O’Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary.

Key Qualifications, Experience and Attributes:

As our Chief Executive Officer and long-time Chief Financial Officer, our Board values Mr. O’Hern’s many years of leadership, senior executive expertise, strategic direction and his deep relationships and experience in our industry and in the retail and shopping center industry generally. His knowledge of our Company and the REIT industry, tax matters and complex joint venture structuring, strategic planning, expertise in both debt and equity in the capital markets, the financial and operational elements of our Company’s business, as well as his extensive relationships with key stakeholders, including partners, lenders, stockholders and tenants, will continue to provide our Board with critical information to oversee and direct the management of our Company. In addition, his many years of experience on the board of Douglas Emmett, Inc. and his role as audit committee chairman will continue to serve him well on our Board.

12 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Steven L. Soboroff

Independent Director Nominee

Director Since: 2014

Age: 73

Board Committees: Audit; Compensation; Nominating and Corporate Governance (Chair)

Principal Occupation and Business Experience:

Steve Soboroff is the managing partner of Soboroff Partners, a shopping center development and leasing company, and has served in such capacity since 1978. In August 2013, Mr. Soboroff was appointed to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti and has been chosen as the Commission’s President by his fellow commissioners to serve in that role until his term expires in 2023. During 2001 to 2010, he served in the roles of Chairman and CEO as well as President of Playa Vista, one of the country’s most significant multi-use real estate projects. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

Key Qualifications, Experience and Attributes:

Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience.

Andrea M. Stephen

Independent Director Nominee

Director Since: 2013

Age: 57

Board Committees: Capital Allocation; Compensation (Chair); Executive

Other Public Company Boards: First Capital Real Estate Investment Trust; Slate Grocery Real Estate Investment Trust

Former Public Company Directorships Within the Last Five Years: Boardwalk Real Estate Investment Trust

Selected Directorships and Memberships: Board of Directors, Enwave Energy Corporation

Principal Occupation and Business Experience:

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999.

Key Qualifications, Experience and Attributes:

With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

2022 PROXY STATEMENT 13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

•  Eight of our current directors and ten of our director nominees are independent under the NYSE listing standards.

•  All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of our Board of Directors, which is currently composed of ten members. Our Board of Directors met five times in 2021. Each of our directors attended more than 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2021.

DIRECTOR INDEPENDENCE

For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE listing standards and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance, which are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Our Board has determined that the following ten non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Alschuler, Brandt, Hash, Hernandez, Hirsch and Soboroff and Mses. Alford, Laing, Lowenthal and Stephen. Messrs. Coppola and O’Hern are not independent directors because they are current executive-level employees of our Company.

COMMITTEE CHARTERS

The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Board Committee Memberships

During 2021, our Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of these committees, the principal functions of each committee and the number of meetings held in 2021 are described below. All members attended each meeting of their respective committees on which he or she served during 2021.

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In April 2020, our Board established a Capital Allocation Committee to assist our Board with reviewing and evaluating our short- and long-term capital needs in light of, among other things, the impacts of COVID-19 on our business. The Capital Allocation Committee is comprised of Eric K. Brandt, Steven R. Hash, Diana M. Laing, Thomas E. O’Hern and Andrea M. Stephen and is chaired by Eric K. Brandt. The Capital Allocation Committee met ten times during 2021 and all members attended each meeting. Our Board may from time to time establish other special or standing committees to facilitate the management of our Company or to discharge specific duties delegated by our full Board.

COMMITTEE FUNCTIONS

•  appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•  reviews our financial statements with management and our independent registered public accountants

•  reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•  pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•  reviews the independence and qualifications of our independent registered public accountants

•  reviews the adequacy of our internal accounting controls, legal and regulatory compliance and risk assessment and management

•  oversees information technology, cybersecurity and other data protection strategies and plans

•  reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

MEMBERS Peggy Alford, Chair* John H. Alschuler* Steven L. Soboroff Steven R. Hash*, ex officio * Audit Committee Financial Expert Number of Meetings: 8

COMMITTEE FUNCTIONS

•  approves and evaluates our executive officer compensation plans, policies and programs

•  reviews annually our overall compensation structure and philosophy

•  reviews and approves compensation for our executive officers

•  reviews and recommends director compensation to our Board

•  administers certain of our employee benefit and stock plans

•  approves the compensation and oversees the work of any compensation advisers

•  conducts the independence assessment with respect to any compensation advisers

MEMBERS Andrea M. Stephen, Chair Eric K. Brandt Daniel J. Hirsch Steven L. Soboroff Steven R. Hash, ex officio Number of Meetings: 5

COMMITTEE FUNCTIONS

•  assists our Board in identifying individuals qualified to become Board members and recommends to our Board candidates for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•  recommends to our Board director nominees for each Board committee

•  recommends adoption of and changes to our Guidelines on Corporate Governance

•  leads our Board in its annual evaluation of the performance of our Board and our committees

•  provides strategic oversight of our Company’s ESG policies and programs

•  performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management and our Board

MEMBERS Steven L. Soboroff, Chair John H. Alschuler Daniel J. Hirsch Diana M. Laing Steven R. Hash, ex officio Number of Meetings: 3

COMMITTEE FUNCTIONS

•  exercises the powers and authority of our Board between Board meetings as permitted by applicable law

•  implements the policy decisions of our Board on matters not delegated to other committees of our Board

MEMBERS Steven R. Hash*, Chair Thomas E. O’Hern Andrea M. Stephen * Independent Chairman of the Board No meetings held in 2021

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Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, where the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval or other action. In determining whether to approve a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate. There were no related party transactions identified in 2021.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board.

Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

AUDIT COMMITTEE

As required by the NYSE listing standards, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, cybersecurity oversight and also oversees risk related to our compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business and the evaluation of emergent environmental, social and governance-related risks.

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At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. In addition, the Audit Committee receives updates on the Company’s cybersecurity, including cybersecurity controls and procedures, at each quarterly meeting and the full Board receives an annual briefing from the Company’s Senior Vice President and Chief Information Officer. Our Company conducts mandatory cybersecurity training for employees and has an information security insurance policy in place. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and each committee charter provides that the committee may retain outside advisors at our Company’s expense.

Compensation Risk Assessment.     We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and we believe do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our operational metrics and stock price and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is the grant of performance-based LTIP Unit awards that vest based on our performance over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

Additional Compensation Committee Matters.     The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally recognized independent compensation consulting firm, to advise on the design and competitive positioning of our executive and non-employee director compensation programs and make recommendations for change, as appropriate. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. O’Hern generally attended the Compensation Committee meetings in 2021 (excluding any executive sessions) and provided his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. O’Hern’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, with each subcommittee to consist only of independent directors. No such subcommittee has been formed to date.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the

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attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to our Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership, and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine are appropriate for review. This process is described in our Guidelines on Corporate Governance, which is available at www.macerich.com under “Investors— Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Stockholders that wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our current Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

Our Company’s stockholders also possess the right to nominate candidates for election to our Board through the “proxy access” provisions of our Company’s Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.     Our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees. Our Board seeks a mix of backgrounds and experience among its members, including gender, sexual orientation, racial and ethnic diversity or other characteristics that may positively contribute to the diversity of the Board. Under our Guidelines on Corporate Governance, the Nominating and Corporate Governance Committee shall ensure to the greatest extent practicable that the pool of prospective director candidates that it considers to fill any vacancy or additional director position includes one or more female candidates, one or more LGBTQ+ candidates or one or more racially or ethnically diverse candidates, if, at such time, the Board is lacking gender diversity, LGBTQ+ diversity or racial/ethnic diversity, respectively. Over thirty percent of our Board’s nominees at our Annual Meeting are female, one is Black/Multiracial, one is Hispanic/Latinx and one is LGBTQ+. Beyond gender diversity, LGBTQ+ diversity and racial/ethnic diversity, our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, age, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

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Board Leadership Structure

Steven R. Hash, previously our Lead Independent Director, was appointed to serve as Independent Chairman of the Board in June 2018. Mr. Hash actively manages our Board by: working with the CEO, other directors and our management team to set the agenda for our Board meetings; presiding over all meetings of our Board and executive sessions of the independent directors; and other customary duties. The Independent Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management. Our Board believes this structure continues to ensure strong, independent oversight and leadership. The independent directors meet in separate executive sessions after each regularly scheduled non-telephonic Board meeting. The independent directors met four times in 2021.

Our Guidelines on Corporate Governance provide that our Board is free to combine or separate the roles of Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, our Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of our Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2021, in accordance with the requirements of the NYSE listing standards, our Board completed an evaluation process focusing on the effectiveness of the performance of our Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to our Board on the results of its evaluation. In addition to our formal annual Board and committee self-evaluations, our Independent Chairman meets with each director individually to provide an additional forum for feedback and reports any additional feedback from those discussions to our Board as necessary.

Succession Planning

Our Board is focused on ensuring that we have a high-performing management team. Our Board, acting through our Nominating and Corporate Governance Committee, reviews management development and succession planning at least annually to ensure continuity in our Company’s management, including policies and principles for executive officer selection. This plan, on which each executive officer reports his recommendations, addresses both emergency succession and succession in the ordinary course of business. In addition, high-potential leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events.

Attendance at Stockholders’ Meetings

Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and in-person attendance is traditionally light. Two of our executive officers attended our 2021 annual stockholders’ meeting.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of

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2002, applicable SEC rules and the NYSE listing standards. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics. To the extent required by applicable SEC rules and NYSE listing standards, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Corporate Governance Policies—Code of Business Conduct and Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors are compensated for their services according to an arrangement approved by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee generally reviews director compensation annually. Any Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. Coppola and O’Hern are currently the only directors who are also employees of our Company or a subsidiary and therefore do not receive any additional compensation for their service on our Board.

In 2021, FW Cook conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group. Findings from the review were that our non-employee director compensation levels were competitive and our program structure was aligned with best practices. As a result, no changes were made to our director compensation program during 2021.

Annual Retainer for Service on our Board	$70,000
Annual Equity Award for Service on our Board

$135,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is following our Annual Meeting each year. The restricted stock units are granted under our Amended and Restated 2003 Equity Incentive Plan, as currently in effect (the “2003 Incentive Plan”) and have a one-year vesting period.

Annual Retainer for Independent Chairman of the Board	$125,000 – 50% cash and 50% restricted stock units granted simultaneously with the annual equity award.
Annual Retainers for Chairs of Audit, Capital Allocation, Compensation and Nominating and Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Capital Allocation: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500
Annual Retainer for Committee Membership and ex officio attendance of Independent Chairman of the Board	Audit: $15,000 Capital Allocation: $12,500 Compensation: $12,500 Nominating & Corp. Governance: $12,500
Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAMS

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. Several of our non-employee directors serving in 2021 elected to receive all or a portion of their 2021 cash retainers in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in the event of the death or disability of a director

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or, upon the termination of service as a director at the time of or after a change of control event. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying shares of Common Stock after termination of service or on a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with a non-employee director’s payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the deferred restricted stock units is accelerated in the event of the death or disability of a non-employee director or upon a change of control event.

2021 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation paid, awarded or earned with respect to each of our non-employee directors during 2021. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford	105,000	135,000	240,000
John H. Alschuler	97,500	135,000	232,500
Eric K. Brandt	115,000	135,000	250,000
Steven R. Hash	197,500	197,500	395,000
Daniel J. Hirsch	95,000	135,000	230,000
Diana M. Laing	95,000	135,000	230,000
Steven L. Soboroff	122,500	135,000	257,500
Andrea M. Stephen	127,500	135,000	262,500

(1)

Pursuant to our Director Phantom Stock Plan, Mr. Hirsch and Mses. Alford, Laing and Stephen, elected to defer part of his or her annual cash retainers for 2021 and to receive such compensation in Common Stock at a future date. Therefore, for 2021 compensation, Mr. Hirsch and Mses. Alford, Laing and Stephen were credited with 4,435, 2,318, 8,870 and 2,344 stock units, respectively, which vested during 2021 as their service was provided.

(2)

The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock unit awards during 2021 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022. The amount reported in this column reflects the accounting costs for these restricted stock unit awards and does not correspond to the actual economic value that may be received by the directors upon the vesting of the restricted stock units.

Messrs. Alschuler, Brandt, Hirsch and Soboroff and Mses. Alford, Laing and Stephen each received 8,485 restricted stock units and Mr. Hash received 12,413 restricted stock units on May 28, 2021 under our 2003 Incentive Plan. The closing price per share of our Common Stock on that date was $15.91.

As of December 31, 2021, our non-employee directors held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units (#)
Peggy Alford	8,485
John H. Alschuler	8,485
Eric K. Brandt	8,485
Steven R. Hash	12,413
Daniel J. Hirsch	8,485
Diana M. Laing	8,485
Steven L. Soboroff	8,485
Andrea M. Stephen	8,485

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ENVIRONMENTAL AND SUSTAINABILITY: Properties with Purpose

At Macerich, we believe that we are not just a collection of buildings, tenants and employees — that we build properties that operate with a purpose, by advancing environmental goals, social good and sound corporate governance. Our sustainability strategy is focused on achieving carbon neutrality, supporting our tenants and other stakeholders as we transition to a net-zero economy, and creating positive experiences and long-lasting impacts.

2021 Sustainability Highlights

• 47,272 MWh of solar and clean energy produced on-site	• 332 electric vehicle charging stations across 38 properties

• 26% of energy consumption from renewable and clean sources(1)	• #1 GRESB Ranking for seventh consecutive year

• 51% landfill waste diversion rate	• Validated Science Based Targets initiative and the Business Ambition for 1.5°C campaign

(1)	Sources include on-site solar generation, fuel cell energy generation, renewable energy credits (RECs) and renewable procurement.

Macerich has implemented an ESG structure that supports focused leadership for the oversight, executive management and program implementation of its fully integrated sustainability and corporate responsibility efforts. Our Board, through the Nominating and Corporate Governance Committee, provides strategic oversight concerning social responsibility, environmental and sustainability matters. The executive leadership team provides management oversight, while the focused sustainability department and an ESG focused action committee are responsible for program implementation. Together, our cross-disciplined stakeholders execute strategic objectives focused on climate-related risk management, sustainability and social impacts.

Macerich is a proponent of establishing a globally-recognized standard by which companies can be measured. As the industry moves toward this standard, we are committed to accurately reporting on our environmental, social and governance performance based on the following standards and frameworks: Global Reporting Initiative (GRI); Task Force on Climate-Related Financial Disclosures (TCFD); Sustainability Accounting Standards Board (SASB); and United Nations Sustainable Development Group (UNSDG). The Macerich Corporate Responsibility Report is available at www.macerich.com under “Investors — Corporate Responsibility.” We intend to update this report annually. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Importantly, in 2021, the Science Based Targets initiative validated our emissions reduction targets set across all relevant scopes, in line with 1.5°C emissions scenarios. Our net-zero energy pathway supports our long-standing goal for carbon neutrality by 2030.

In 2021, Macerich achieved the #1 GRESB Performance Score within Retail/Americas for the seventh consecutive year, as well as earned a spot on CDP’s Climate Change “A” List for the sixth year. We are also listed as one of the Environmental Protection Agency’s Green Power Partnership Top 30 On-Site Generation Companies.

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Macerich continues to implement and execute on processes and invest in capital projects to minimize the risks of the changing global climate. The four pillars of our fully integrated sustainability program are:

CARBON NEUTRALITY GOAL #1: Achieve Carbon Neutrality by 2030	ZERO WASTE GOAL #2: Achieve 70% waste diversion rate by 2030 GOAL #3: Achieve 50% reduction in water consumption by 2030	ACTIVE ENGAGEMENT GOAL #4: Increase Internal and External Stakeholder Engagement in Sustainability	FUNDAMENTAL INTEGRATION GOAL #5: Fully Integrate Sustainability Practices and Principles

Carbon Neutrality

Macerich is committed to achieving carbon neutrality by 2030 by directly reducing our scope 1 and scope 2 emissions (directly-controlled emissions) and engaging our stakeholders to reduce our scope 3 emissions (indirectly-controlled emissions). On our journey to neutrality in 2030 we have also set science-based greenhouse gas (GHG) reduction targets consistent with keeping global warming to 1.5°C above preindustrial levels.

Journey to Carbon Neutrality to Date:

ENERGY CONSUMPTION	ON-SITE RENEWABLE & CLEAN ENERGY	RENEWABLE ENERGY PROCUREMENT

OBJECTIVE* 20% reduction in energy consumption by 2030 – On track	OBJECTIVE* 10% of energy generated by solar and fuel cell systems by 2020 – Completed 15% of energy generated by solar and fuel cell systems by 2030 – On track	OBJECTIVE* 50% of annual portfolio energy usage supported through utility and direct renewable energy procurement by 2030 – On track

STATUS 9% reduction in grid-tied energy consumption; 25% reduction in overall energy consumption**	STATUS 10% of energy generated by solar and fuel cell systems in 2020	STATUS 9% of energy procured through renewable sources

*	Objectives are relative to a 2015 baseline.

**	2020 energy consumption decrease is largely attributed to reduced portfolio operations from the COVID-19 pandemic.

2022 PROXY STATEMENT 23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Zero Waste

In addition to conserving energy and reducing emissions, we recognize the importance of preserving our natural resources and diminishing the impact of our properties on local landfills. We’re building on strong existing programs in waste and water management, heading toward our goal of achieving zero waste by 2030.

Macerich is targeting reduction of net water consumption by 50% from 2015 levels and eliminating 100% of property water effluent by 2030 by focusing on conservation and efficiency, water capture and reuse, stormwater management, and encouraging tenants to use water wisely. Our water reduction practices include tenant engagement, contractor engagement for education and outreach, water leak detection technology, smart irrigation and water-saving fixtures.

Macerich is working to reduce solid waste by 50% from 2015 levels. We achieved our 2025 solid waste reduction and diversion rate objectives five years early and continue to make strides toward our 2030 targets. We will continue to evaluate our objectives and practices to develop ambitious new targets as we hit our existing targets and seek to make a meaningful impact.

Macerich is also working to increase landfill waste diversion rates to over 70% by 2025. In 2021, we maintained our 2020 landfill diversion rate of 51%.

Our waste reduction practices include tenant engagement, contractor engagement for education and outreach, and waste to energy technology (which redirects waste away from landfills to be processed into steam for energy production).

EMPLOYEE ENGAGEMENT AND CULTURE: People with Purpose

We recognize the value in strengthening our workforce with diverse thought, ideas and people, and maintain employment policies that comply with federal, state and local labor laws. As an equal opportunity employer, we are committed to diversity, recognition and inclusion and reward our employees based on merit and their contributions in accordance with the principles and requirements of federal, state and local laws, including the Equal Employment Opportunities Commission and the principles and requirements of the Americans with Disabilities Act. Our Company’s policies set forth our commitment to provide equal employment opportunity and to recruit, hire and promote at all levels without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, disability, protected veteran status or any other characteristic protected by local, state or federal laws. As of December 31, 2021, approximately 58% of our employees are female, and 28% of our employees are racially and/or ethnically diverse.

Macerich is committed to providing a positive and engaging work environment for our employees and taking an active role in the betterment of the communities in which our employees live and work. We put great effort into cultivating an inclusive company culture that attracts top talent and creates an environment that fosters collaboration, innovation and belonging, while providing professional development opportunities and training.

Belonging

In 2021, the Company’s diversity, equity, inclusion and belonging steering committees focused on three areas: training and advocacy, communication, and education and programming. Capitalizing on a robust calendar of engagement events, employee-led discussions, education, and cultural awareness programming attended by hundreds of Macerich employees, the Company furthered our commitment to continued expansion of diversity awareness. This continued support was also reflected in our CEO’s signature on the CEO Action Pledge for Diversity & Inclusion to create a more diverse, inclusive and equitable workforce.

24 2022 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In furtherance of strengthening our employee community through diversity of all kinds, Macerich was the largest employer of interns in ICSC Foundation Launch Academy’s inaugural program for racially diverse undergraduate students, providing underrepresented college students the opportunity for career exploration in retail real estate management, legal, marketing, and leasing. Through our summer internship programs, nine college-age students were provided the opportunity to explore careers in retail real estate across our portfolio and in our regional offices.

As a professional development opportunity available to all employees, the Company’s mentorship program – MAC Mentorship – provides enrichment, partnership and supports professional and personal growth for all participating employees. In 2021, the employee-developed program resulted in 83 pairings of team members, each representing diverse backgrounds and experiences, from over 90% of the Company’s departments. The Company also launched Macerich 101 (MAC 101) – a central place to learn more about our Company and many departments, shopping centers and the REIT industry, technology, and more – to support all employees’ further growth and development and to deepen the understanding of the contributions of our workforce.

Throughout the year we offered regular programming to harmonize engagement at home, on site and in regional offices, including health management, educational content, team building events, employee recognition and the establishment of new employee resource groups. Two new employee resource groups – P-MAC (Parents at Macerich) and MacVets (Veterans at Macerich) launched in 2021 and early 2022. In response to the experiences of our employees during the COVID-19 pandemic, we have also carefully considered the balance of productivity and well-being management throughout our employee community; with this in mind we have offered employees the opportunity to take part in a hybrid or flexible work schedule.

Philanthropy

Our employees have enthusiastically embraced the opportunity to make a difference in the communities where they live and work, by donating their time and financial resources. Through the Macerich Volunteer Program (MVP), we offer all full-time employees 24 hours of paid volunteer time each year. Employees can volunteer individually with nonprofits of their choice, or in a Macerich group at larger events. We believe this strengthens relationships within communities and fosters relationships among employees, as well as provides an opportunity for employees to serve the greater community.

In 2021, we launched another way for employees to contribute to causes they support: the MVP Portal, a donor-advised giving platform that encourages volunteerism and community giving. We also introduced the company’s first “employee match” program; the first campaign resulted in employees requesting matched donations for 155 501(c)(3) organizations across the country.

Our Macerich Dependent Scholarship Program assists children of non-management employees who plan to continue education after high school in college or vocational school. This program is administered by Scholarship America®, the nation’s largest designer and manager of scholarship, tuition assistance and other education support programs for corporations, foundations, associations and individuals. Awards are granted without regard to race, ethnicity, color, creed, religion, sexual orientation, gender, disability or national origin. For the 2022-23 academic year, we increased our financial scholarships to $2,000 for two-year colleges or vocational-technical schools and $4,000 for four-year universities. Since the inception of the program in 2017, 60 scholarships totaling $147,000 have been awarded.

Feedback

We are always looking to encourage two-way engagement and productive feedback from our employees. Channels for engaging employees include: MacCentral (the company intranet), ongoing communication from the Company, performance reviews and informal conversations with managers, peer mentoring, training, educational and career development opportunities, community events, our ethics hotline and social media.

We believe the continued focus on ensuring that all people are welcome as employees at Macerich, giving back to the communities in which we operate and providing employees several ways in which to give us feedback helped retain key employee talent in a year beset by global labor challenges across all industries and wage categories.

2022 PROXY STATEMENT 25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Community Involvement

Our Regional Town Centers (the “Centers”) are woven into the fabric of each and every one of our communities as essential places for people to gather and connect with one another. We want each property to leave a lasting, positive effect on its community, and we empower our Centers to develop unique engagement programs, reflecting their community’s needs and interests. More than 1,800 events and activities were held at our properties to support, celebrate and engage with our communities.

We operate our properties with purpose as highlighted by:

•

Demonstrating our ongoing commitment to sustainability across our portfolio, with 41 events held during Earth Month (April) and featured electronic recycling to paper-shredding, on-center displays featuring repurposed or recycled materials, and electric vehicle showcases including:

•

Fashion Outlets of Chicago (IL) invited shoppers to bring in leftover cardboard boxes to be recycled in exchange for retailer gift cards within the Center. Over 400 pounds of recyclable material was collected during the activation

•	Kings Plaza (NY) partnered with BK (Brooklyn) Style Foundation to beautify 22 storefronts throughout the Center and showcase local artists’ sustainable creations

•	At the Village of Corte Madera, over 3,000 people turned out to test drive cars from electric car brands such as Polestar and Electra Mechanica

•	Cultural events that fit the needs and identities of the local market included:

•

Santa Monica Place (CA) and Scottsdale Fashion Square (AZ) became community centerpieces during Pride Month with retailer activations and engaging displays. As a part of Santa Monica’s “Miles of Pride,” which connects the Shopping Center with Third Street Promenade and the famed Pier, the property proudly showcased activations and artwork created by LGBTQIA+ artists throughout the Center for the month of June

•	Dia de Los Muertos at Desert Sky Mall (AZ) brought over 750 people together for a musical and dance event and included support from local schools and the Arizona Alzheimer’s Association

•	Over 500 people attended the Merkos Chabad Menorah Lighting event at Biltmore Fashion Park (AZ)

•

Along with on-property events, several Centers supported retailer initiatives for Black History Month, Hispanic Heritage Month, and other community-centric cultural celebrations through social media, email and website activations

•	We support education initiatives throughout the year, particularly during Back-to-School, an important milestone for families:

•	17 Centers organized events to support their local Big Brothers, Big Sisters chapters through donation drives, recruitment, and awareness campaigns

•	Kings Plaza (NY) worked with local elected officials to provide over 2,000 backpacks and school supplies for children in area homeless shelters

•	Los Cerritos, Lakewood and Stonewood Centers (CA) School Loyalty Rewards Program – School Cents – logged over $5.2 million in sales receipts

•	Macerich continued to donate 130+ laptops to schools and community organizations to support disadvantaged students with online learning based on community needs

•	At times of crisis and most need, our Centers rallied together to secure aid to those near and far, including:

•

FlatIron Crossing (CO) converted a vacant department store into an emergency response Center for local fire crews, FEMA, and city support services during one of Colorado’s worst wildfires that severely impacted the Center’s community

•	South Park (IL) provided a “drive-through” Thanksgiving Dinner, providing over 1,000 meals to the needy families in the community

•	Tysons Corner Center (VA) partnered with the Hyatt to host a two-day event, raising funds and awareness of the Helping Haitian Angels organization following the country’s devastating earthquake

•

Our NYC Centers, in partnership with local nonprofit organizations and elected officials from Brooklyn and Queens, helped families in need get ready for Thanksgiving by donating 3,000 frozen turkeys to the community

26 2022 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•

Supporting back-to-school efforts across the country, our Centers hosted backpack drives for low-income families, partnered with Big Brothers, Big Sisters to help recruit new mentors and distributed over 130 laptops to local schools to support disadvantaged students with online learning providing critical relief

•

We hosted 285 blood drives across our portfolio, including Atlas Park (NY), which created dedicated space for the New York Blood Center after donations dropped during Covid. This one drive resulted in 5,811 donations – equivalent to 17,433 lives saved, demonstrating the importance of the year-round events

•

Using the power of our individual platforms working together, our Centers immediately activate our Red Cross Text Donation Campaigns when communities – such as California during wildfire season – experience natural disasters

•	Over 300 Holiday events – from school choir performances, holiday character appearances, charity gift wrap centers and other events to make the season magical, including:

•	Using our social platforms and properties to amplify individual retailer events and promotions to support our retailers during peak season

•	The Easter Bunny and Santa host dedicated sensory nights for children with Autism in partnership with local organizations and pet nights benefitting the ASPCA

•	The Angel Tree programs – benefiting Salvation Army, Toys for Tots, etc., collected thousands of new toys and gifts for families in need

•	In 2021, as our communities were getting back to school, to work, to being together as governmental restrictions lifted:

•	Crowds returned in record numbers for Centers like Broadway Plaza (CA) during the 2021 Summer Concert Series, reinforcing once again that our malls are social connection sites across the country

•	Through our on-property testing sites, we administered over 400,000 Covid tests

•	Centers across the portfolio worked with local workforce agencies and retailers to host on-property job fairs, reigniting the ability for people to get back to work

EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2022, the names, ages and positions of our executive officers and the year each became an executive officer.

Name	Age	Position	Executive Officer Since
Thomas E. O’Hern	66	Chief Executive Officer	1993
Edward C. Coppola	67	President	1993
Ann C. Menard	58	Senior Executive Vice President, Chief Legal Officer and Secretary	2018
Douglas J. Healey	59	Senior Executive Vice President, Head of Leasing	2018
Scott W. Kingsmore	54	Senior Executive Vice President, Chief Financial Officer and Treasurer	2019
Kenneth L. Volk	59	Executive Vice President, Business Development	2019

2022 PROXY STATEMENT 27

EQUITY OWNERSHIP

EQUITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock and OP Units exchangeable for shares of our Common Stock, as of March 24, 2022, unless otherwise noted, for (i) each of our current directors, (ii) each of our named executive officers who is not a director, (iii) our directors and executive officers as a group and (iv) each person known by our Company to beneficially own more than 5% of our outstanding shares of Common Stock. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names. As of March 24, 2022, there were 214,616,505 shares of our Common Stock outstanding.

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock and OP Units(4)
Peggy Alford	20,513	(5)	*	—		*
John H. Alschuler	8,851	(6)	*	—		*
Eric K. Brandt	19,965	(7)	*	—		*
Edward C. Coppola	505,412	(8)	*	1,896,844	(9)	1.11%
Steven R. Hash	18,445	(10)	*	—		*
Enrique Hernandez, Jr.	0	(11)	*	—		*
Daniel J. Hirsch	4,732	(12)	*	—		*
Diana M. Laing	13,107	(13)	*	—		*
Marianne Lowenthal	0	(11)	*	—		*
Thomas E. O’Hern	147,491	(14)	*	594,750	(15)	*
Steven L. Soboroff	22	(16)	*	—		*
Andrea M. Stephen	71,755	(17)	*	—		*
Scott W. Kingsmore	32,310	(18)	*	104,980	(19)	*
Douglas J. Healey	65,498		*	100,178	(20)	*
Ann C. Menard	11,368	(21)	*	108,609	(22)	*
All directors and executive officers as a group (16 persons)(23)	962,253		*	2,895,721		1.77%
BlackRock, Inc.(24)	30,642,473		14.28%	—		14.28%
State Street Corporation(25)	11,421,422		5.32%	—		5.32%
The Vanguard Group, Inc.(26)	30,839,933		14.37%	—		14.37%

*	Less than 1%.

**	Unless otherwise indicated, the business address of each person or entity is c/o The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401.

(1)

Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)

Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units).

(3)

Our Company is the sole general partner of, and owns an aggregate of approximately 96% of the OP Units in, our Operating Partnership. Our Operating Partnership holds directly or indirectly substantially all of our interests in the Centers. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our Company’s election.

Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described on pages 54-55 of this Proxy Statement. LTIP Units may be performance-based, service-based or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our

28 2022 PROXY STATEMENT

EQUITY OWNERSHIP

Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)

Assumes that all OP Units or LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)

In addition to the securities disclosed in the above table, Ms. Alford has 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 28,339 phantom stock units credited under the terms of our Eligible Directors’ Deferred Compensation/Phantom Stock Plan referred to as our “Director Phantom Stock Plan,” the vesting and terms of which are described under “Compensation of Non-Employee Directors” above. Stock units, including the stock units issued under our 2003 Incentive Plan and our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(6)

In addition to the securities disclosed in the above table, Mr. Alschuler has 24,223 vested stock units, 4,829 stock units credited as dividend equivalents and 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 5,637 phantom stock units credited under our Director Phantom Stock Plan.

(7)	In addition to the securities disclosed in the above table, Mr. Brandt has 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan.

(8)

Includes 10,985 shares of Common Stock held for Mr. Coppola under our 401(k)/Profit Sharing Plan. Also includes 53,426 shares held by a family limited partnership of which Mr. Coppola has sole beneficial ownership and 29,445 shares held in a family trust of which Mr. Coppola has shared beneficial ownership.

(9)

Includes 163,990 OP Units held in a family trust of which Mr. Coppola has shared beneficial ownership, 114,705 vested LTIP Units, 58,004 service-based LTIP Units and 52,083 stock units that will vest after May 24, 2022. In addition to the securities disclosed in the above table, Mr. Coppola has 325,548 unvested performance-based LTIP Units and 171,211 unvested performance-based stock units.

(10)

In addition to the securities disclosed in the above table, Mr. Hash has 30,827 vested stock units, 4,963 stock units credited as dividend equivalents and 12,413 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 6,771 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(11)	Mr. Hernandez and Ms. Lowenthal are new director nominees.

(12)

In addition to the securities disclosed in the above table, Mr. Hirsch has 19,861 vested stock units, 2,854 stock units credited as dividend equivalents and 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 12,745 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(13)

In addition to the securities disclosed in the above table, Ms. Laing has 26,816 vested stock units, 6,496 stock units credited as dividend equivalents and 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 69,795 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(14)

Includes 7,221 shares of Common Stock held for Mr. O’Hern under our 401(k)/Profit Sharing Plan. Also includes 2,390 shares held by Mr. O’Hern as custodian for his children and 743 shares Mr. O’Hern holds jointly with one of his children.

(15)

Includes 212,877 vested LTIP Units and 175,669 service-based LTIP Units that will vest after May 24, 2022. In addition to the securities disclosed in the above table, Mr. O’Hern has 789,860 unvested performance-based LTIP Units.

(16)

In addition to the securities disclosed in the above table, Mr. Soboroff has 7,294 vested stock units, 6,458 stock units credited as dividend equivalents and 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan.

(17)

Includes 63,289 shares held by Ms. Stephen’s husband. In addition to the securities disclosed in the above table, Ms. Stephen has 22,335 vested stock units, 3,876 stock units credited as dividend equivalents and 8,485 stock units that will vest after May 24, 2022 under our 2003 Incentive Plan and 31,269 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(18)	All shares disclosed in the table are held by a family trust of which Mr. Kingsmore has shared beneficial ownership.

(19)

Includes 31,923 vested LTIP Units and 71,937 service-based LTIP Units that will vest after May 24, 2022. In addition to the securities disclosed in the above table, Mr. Kingsmore has 102,929 unvested performance-based LTIP Units.

(20)

Includes 32,789 vested LTIP Units and 66,150 service-based LTIP Units that will vest after May 24, 2022. In addition to the securities disclosed in the above table, Mr. Healey has 96,588 unvested performance-based LTIP Units.

(21)	All shares disclosed in the table are held by a family trust in which Ms. Menard has shared beneficial ownership.

(22)

Includes 42,331 vested LTIP Units and 64,601 service-based LTIP Units that will vest after May 24, 2022. In addition to the securities disclosed in the above table, Ms. Menard has 92,091 unvested performance-based LTIP Units.

(23)	Includes certain LTIP Units. See footnotes above.

(24)

The Schedule 13G/A filed with the SEC on January 27, 2022 indicates that the reporting entity is a parent holding company and has sole voting power with respect to 28,852,383 shares and sole dispositive power with respect to 30,642,473 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management

2022 PROXY STATEMENT 29

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

(Australia) Limited, BlackRock Advisors (UK) Limited and BlackRock Fund Managers Ltd. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(25)

The Schedule 13G filed with the SEC on February 11, 2022 indicates that the reporting entity is a parent holding company and has shared voting power with respect to 9,586,937 shares and shared dispositive power with respect to 11,421,422 shares, reporting on behalf of the following subsidiaries: SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited and State Street Global Advisors Trust Company. The business address of State Street is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

(26)

The Schedule 13G/A filed with the SEC on February 9, 2022 indicates that the reporting entity is a registered investment advisor and has shared voting power with respect to 385,114 shares, sole dispositive power with respect to 30,266,394 shares and shared dispositive power with respect to 573,539 shares. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Biographical information concerning Messrs. Coppola and O’Hern is set forth above under the caption “Information Regarding our Director Nominees.”

Douglas J. Healey was appointed as our Senior Executive Vice President, Head of Leasing in March 2020 and previously served as our Executive Vice President of Leasing from March 2016 until March 2020. Mr. Healey joined our Company in May 2005 as a Senior Vice President of Leasing following our acquisition of the Wilmorite portfolio. Mr. Healey directs strategic leasing for our Company’s entire portfolio of regional shopping centers and has over 25 years of expertise in the retail industry, specializing in retail merchandising. Prior to joining our Company, he held various leasing positions with Wilmorite Properties from 1991 until 2005. Mr. Healey is a member of the International Council of Shopping Centers.

Scott W. Kingsmore became our Chief Financial Officer and Treasurer on January 1, 2019 and was appointed a Senior Executive Vice President in March 2020. Mr. Kingsmore is responsible for accounting, financial and tax reporting, investor relations, raising capital through debt and equity markets and information technology systems. His tenure at our Company started in 1996 as Vice President and Controller, and since then he has served in key roles in finance for over 20 years, most recently as Senior Vice President of Finance from April 1, 2004 until December 31, 2018. Prior to joining our Company, he worked for Westfield America within its corporate accounting department. Mr. Kingsmore was also a certified public accountant with PricewaterhouseCoopers from 1991 to 1995, and he graduated from University of California at Los Angeles in 1991.

Ann C. Menard joined our Company on January 29, 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018. Ms. Menard became one of our Senior Executive Vice Presidents as of March 2020. Prior to joining our Company, Ms. Menard was U.S. General Counsel and Managing Director for Tishman Speyer, a global real estate owner, operator, developer and fund manager from October 2005 through December 2017, where she managed legal activities and risk in connection with operations in major U.S. markets, including Los Angeles, San Francisco, Silicon Valley, Seattle, Chicago and Atlanta. Prior to joining Tishman Speyer, Ms. Menard was a partner in the real estate and corporate finance departments at O’Melveny & Myers, LLP in their Los Angeles and Newport Beach offices. Ms. Menard is a member of the Corporate Governance Council, National Association of Real Estate Investment Trusts and received her JD, magna cum laude, from Loyola Law School of Los Angeles in 1991, after graduating with a Bachelor of Arts degree from the University of California, Los Angeles.

Kenneth L. Volk was appointed Executive Vice President of Business Development in January 2019 and directs common area retail, media and sponsorship, brand experiences and alternative revenue, as well as short-term inline leasing. Mr. Volk joined our Company in 2007 as Senior Vice President and Chief Marketing Officer overseeing business development and marketing. He has over 25 years of experience in the retail REIT industry, specializing in marketing and communications. Prior to joining our Company, Mr. Volk served as Senior Vice President of Marketing and Communication for The Mills Corporation from September 2002 to March 2007, where he also oversaw strategic partnerships and the Mills TV digital media network. Mr. Volk also previously served as Senior Vice President of Shopping Center Marketing for Simon Property Group from May 1989 until August 2002.

30 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Chairman of the Board, by sending an e-mail as follows:

•	Board of Directors
boardofdirectors@macerich.com

•	Non-Management Directors nonmanagementdirectors@macerich.com

•	Chairman of the Board
chairman@macerich.com

Such communications may also be submitted in writing in care of:

Attention: Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement for our 2022 Annual Meeting of Stockholders.

The Compensation Committee

Andrea M. Stephen, Chair

Eric K. Brandt

Steven R. Hash, ex officio

Daniel J. Hirsch

Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2021 were:

Named Executive Officers	Title
Thomas E. O’Hern	Chief Executive Officer
Edward C. Coppola	President
Scott W. Kingsmore	Senior Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Healey	Senior Executive Vice President, Head of Leasing
Ann C. Menard	Senior Executive Vice President, Chief Legal Officer and Secretary

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.”

2022 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS HIGHLIGHTS

OPERATIONAL ACHIEVEMENTS:

• Generated 7.3% same-center NOI growth from 2020 to 2021 with 91% of our portfolio NOI generated by regional town centers with sales per square foot of > $500

• Restored our collections and net accounts receivable to pre-pandemic levels

• Small store sales < 10,000 square feet increased 10% in 2021 vs. 2019 prior to the pandemic, and sales year-end 2021 exceeded $800 per square foot

• Delivered 584,000 square foot, three-level creative office space to Google at One Westside in Los Angeles ahead of schedule and in line with budget

• Gained 3% occupancy over the last three quarters of 2021

• Reduced debt level by $1.7 billion (approximately 20%)

• Renewal of the Company’s corporate credit facility on the heels of the pandemic

•   Secured lucrative entitlements to add residential, offices and additional retail uses at FlatIron Crossing in Broomfield, CO

LEASING ACHIEVEMENTS:

• Executed 833 leases for 3.5 million square feet, representing the strongest volume leasing year since 2015, on a same center basis

• Executed leases with 88 new-to-portfolio brands for over 840,000 square feet across 99 stores

• Opened 173 new stores, totaling over 900,000 square feet, 2% more than 2019 prior to the pandemic

• Maintained a strong leasing pipeline for 2022 and 2023, including 2.0 million square feet of signed leases and another 700,000 square feet of leases in process

• Achieved positive leasing spreads versus the expiring base rent of 4.9% for the trailing 12 months as of December 31, 2021, from a wide range of categories including digitally native and emerging brands, health and fitness, grocery, entertainment, food and beverage, sports and co-working office

• Executed deals on new stores with numerous prominent retailers and branding, including Scheels All Sports, Target, Primark, LifeTime Athletic, Pinstripes, Lidi, Apple, Lucid Motors and Dior

COMMUNITY OUTREACH ACHIEVEMENTS:

• Launched a new Macerich Volunteer and Giving Portal, which includes a donor-advised giving platform that encourages volunteerism and community giving, and introduced our Company’s first employee match program. Our first campaign resulted in over 130 employees requesting matched donations for over 150 501(c)(3) organizations across the country

• Conducted approximately 1,800 events at our centers (the “Centers”) from blood drives to movies and concerts, cultural events and farmers’ markets

• During back-to-school season, 17 of our Centers organized events to support their local Big Brothers, Big Sisters chapters through donation drives, recruitment and awareness campaigns

• Through our on-property testing sites, administered over 400,000 COVID tests

• Continued our campaign to donate over 130 laptops to schools to support disadvantaged students with online learning

• Our annual health and wellness challenge event raised contributions to causes linked to our Company’s three philanthropic focus areas Education, Environment and Community

32 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ENVIRONMENTAL/ SUSTAINABILITY ACHIEVEMENTS:

•   Science Based Targets initiative (SBTi) validated that our Company’s emissions reduction targets are on track toward net-zero emissions by 2030, part of the global initiative to halt worldwide temperature rise at 1.5°C over preindustrial levels

•   In Arizona, we partnered with Salt River Project to provide opportunity for utility-scale renewable solar projects, including a new 100-megawatt system. Our Company will purchase 8% of the plant’s power, reducing our fossil fuel use in Arizona by almost 20%

•   Through our innovative public-private partnership with ConEd, in 2021 provided 7 megawatts of grid relief to the Brooklyn, NY community via the Kings Plaza on-site power generation plant, alleviating grid strain and eliminating potential life-threatening community brownouts five times during peak summer usage months

•   #1 Global Real Estate Sustainability Benchmark (“GRESB”) ranking within Retail/Americas for the seventh consecutive year

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   In the top tier CDP Climate ‘A’ List for the sixth year

•   Aligned our environmental and sustainability programs with the United Nations Sustainable Development Goals

EMPLOYEE ENGAGEMENT/ CULTURE ACHIEVEMENTS:

•   Expanded our diversity, equity, and inclusion efforts to recognize, celebrate and reflect the many different facets of belonging at our Company, including through employee-led discussions, education, cultural awareness programming, and employee-obtained DEI leadership certification

•   Our CEO signed the CEO Action Pledge for Diversity & Inclusion, reinforcing our Company’s commitment to DEI initiatives

•   Launched an enhanced, employee-sponsored mentorship program across the Company, in which more than 25% of employees participated

•   In its inaugural year, acted as the largest employer of interns in ICSC Foundation Launch Academy’s program for racially diverse undergraduate students, providing underrepresented college students the opportunity for career exploration in retail real estate management and leasing

•   Regular programming to harmonize engagement at home, on site and in regional offices, including health and well-being management, educational content, team building events, employee recognition and the establishment of new employee resource groups

•   Retained key employee talent in a year beset by global labor challenges across all industries and wage categories

2022 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION HIGHLIGHTS

Compensation Elements.    The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers:

Pay Element	Objectives and Key Features	2021 Highlights

Salary	• Relatively low, fixed cash pay based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions

• Base salaries have not increased since 2019 for all named executive officers, except Mr. O’Hern, whose salary was increased in June 2021, in connection with the renewal of his employment agreement, to be more competitive with salaries for similarly-situated peer company REIT CEOs

Annual Incentive Bonus

• Variable short-term incentive

• Rewards achievement of both corporate and individual performance

• Measures and goals are established to align with annual strategies and operating plans designed to support our Company’s short-term financial and strategic objectives:

• Corporate scorecard goals common to all executives (weighted at 75%) included:

• Liquidity and capital raising

• Adjusted FFO per diluted share

• Non-core asset sales

• Net debt reduction

• Leasing and Re-development

• ESG Platform and Initiatives

• Individual performance against pre-established goals was weighted 25%

• At the time the performance objectives for the 2021 annual incentive program were established, they were deemed appropriately challenging and rigorous. Performance objectives were established in the first quarter of 2021 when the pandemic continued to wreak havoc in the U.S. and the outlook for many brick-and-mortar retailers remained bleak

• Despite the challenges caused by the pandemic, our performance against the corporate scorecard goals was strong, with goals in five of the six measurement categories achieved at maximum and goals in the sixth category achieved between target and maximum. The resulting weighted average payout was 146.7% of target

• Individual performance against pre-established goals varied by executive and ranged from target to slightly above target, resulting in payouts between 25% and 33% of target on a weighted basis

34 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Element	Objectives and Key Features	2021 Highlights

Long-Term Incentives

2021 Performance-Based LTIP Units

• Variable long-term incentive

• New design for 2021 to better support our multi-year business strategies and align pay delivery with performance and stockholder value

• May be earned from 0% to 150% of target number of units based on performance versus three-year FFO per share goals (weighted 50%) and three-year Year-end Permanent Occupancy goals (weighted 50%), with potential modification +/-20% based on three-year relative total stockholder return (“TSR”) versus publicly-traded, US-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs (the “Equity Peer REITs”)

2021 Service-Based LTIP Units

• Vest in equal annual installments over a three-year period to promote stockholder alignment, retention and stability of our management team

• Target LTIP Unit grant values for the awards made January 1, 2021 for Messrs. O’Hern and Coppola were reduced from the target values granted on January 1, 2020

• Notwithstanding the term of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2021 long-term incentive awards by $1,500,000. Similarly, Mr. Coppola volunteered to reduce the size of his 2021 long-term incentive award grant value by $600,000 from his typical award value. Messrs. O’Hern and Coppola recommended that the Committee utilize those reductions to fund increased grants of LTIP Units for the balance of the management team in recognition of their efforts. The Committee accepted that recommendation

• Target LTIP grant values for awards made January 1, 2021 for Messrs. Kingsmore and Healey and Ms. Menard were each increased $200,000 from the target values granted on January 1, 2020 due to their leadership and contributions in 2020 and beyond to preserve stockholder value

• For 2021, the Committee granted the same mix of performance-based and time-based LTIP Units as for our 2020 grants, i.e., 75% performance-based LTIP Units for CEO and President and 50% for other named executive officer. The remaining value was granted in services-based LTIP Units

•   None of the performance-based LTIP Units granted in 2019 were earned because our relative TSR for the 2019-2021 performance period was below the 25th percentile, evidencing our pay-for-performance philosophy

2022 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

Target Total Direct Compensation Mix

36 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

LTIP Pay for Performance Alignment.    The forfeiture, and tracking forfeiture, of the performance-based LTIP Unit awards for 2017 through 2022 reflects strong pay for performance alignment with respect to the applicable performance periods. The graphic below summarizes the performance periods and outcome, or projected outcome, of our performance-based LTIP Unit awards in 2018, 2019, 2020 and 2021, through December 31, 2021.

LTIP Performance Period	2018	2019	2020	2021	2022	2023		Status	%Payout
2018 3-Year LTIP	100% Complete						▼	Below Threshold and 100% Forfeited	0%
2019 3-Year LTIP		100% Complete					▼	Below Threshold and 100% Forfeited	0%
2020 3-Year LTIP			67% Complete				▼	Tracking Below Threshold	0%(1)
2021 3-Year LTIP				33% Complete			▼	Tracking Below Target	65%(2)

(1)

The performance period for these awards remains open and the payout percentage for these awards has not been determined. The payout percentage is reflected as 0% in the table to indicate that, if the performance period applicable to the award had ended as of December 31, 2021, the Company’s relative TSR ranking considered for purposes of the awards would have been below the applicable Threshold level and the awards would have been forfeited. We make no prediction as to the future performance of our stock.

(2)

Represents our actual performance for the portion of the award (20% of total award opportunity) eligible to be earned based on our financial and operational performance during the period beginning January 1, 2021 and ending December 31, 2021, as modified by our relative TSR ranking as of December 31, 2021, as though the cumulative performance period had ended on such date. We make no estimate as to our financial and operational performance with respect to the remaining 80% of the award eligible to be earned based on our performance during the remaining performance periods under the award and no prediction as to the future performance of our stock for purposes of estimating our relative TSR ranking upon the conclusion of the full performance period.

The three-year performance period for the 2019 performance-based LTIP Unit awards has been completed and the entire award was forfeited because the Company did not achieve the Threshold relative TSR ranking.

2021 Say-on-Pay Vote

At our 2021 Annual Meeting of Stockholders, more than 89% of the votes cast were in favor of the non-binding, advisory Say-on-Pay resolution. The Committee considered both the results of the 2021 advisory vote on executive compensation, as well as feedback from our ongoing engagement with stockholders on a variety of issues, including executive compensation and corporate governance. Our Company believes that this support level demonstrates a strong alignment among our stockholders and our executive compensation program. Accordingly, the Committee did not make any changes to the Company’s executive compensation program in response to the 2021 “Say-on-Pay” vote. As part of our commitment to ongoing transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues.

Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.

No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any excise tax gross-ups.

Double-Trigger Equity Vesting.    Our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.

Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors, and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” in this Proxy Statement.

2022 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards. See “Stock Ownership Policies” in this Proxy Statement.

Clawback Policy.    We have a clawback policy that allows us to recover certain cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

No Repricing.    We do not permit repricing of underwater options or SARs or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, based on information provided by our directors and officers, no shares of our Company are pledged by any of them.

Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.

Annual Say-on-Pay.    We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•	Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.

•

Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards are primarily based on overall corporate performance and vesting of 75% of the long-term incentive equity awards for our CEO and President and 50% for all other named executive officers depends on our three-year financial goals as well as relative TSR compared to our Equity Peer REITs. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders.

The Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company.

Role of the Compensation Committee

The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of five independent directors, Ms. Stephen (Chair) and Messrs. Brandt, Hash (ex officio), Hirsch, and Soboroff.

38 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

Role of Compensation Consultant

The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, executive officers or directors.

Role of Data for Peer Companies

FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. At the time the Committee established 2021 target pay opportunities for the named executive officers, the most recent competitive review FW Cook had conducted was from 2019, which included the following U.S.-based, publicly-traded REITs:

Acadia Realty Trust	Simon Property Group, Inc.

Brixmor Property Group, Inc.	SITE Centers

Douglas Emmett, Inc.	SL Green Realty Corp.

Federal Realty Investment Trust	Tanger Factory Outlets

JBG Smith Properties	Taubman Centers, Inc.

Kilroy Realty Corporation	VEREIT, Inc.

Kimco Realty Corporation	Vornado Realty Trust

Regency Centers Corporation	Weingarten Realty

The group included our direct mall REIT competitors, both larger and smaller than us, as well as other REITs, primarily selected based on size, headquartered in Southern California, and/or with a meaningful number of retail properties in their portfolio. At the time FW Cook conducted the 2019 competitive review, our twelve-month average total capitalization was in the median range compared to the peer group.

The Committee continues to believe that these REITs best reflect a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company. In July 2021, FW Cook again conducted a competitive analysis of our executive compensation program and used the same peer group, except that Taubman Centers, Inc. was excluded because it was acquired in 2020 by Simon Property Group. This 2021 competitive analysis was used to inform the Committee’s decisions on setting 2022 target pay opportunities for the named executive officers.

The Committee does not set compensation components to meet specific benchmarks. Instead, the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

2022 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION FOR 2021 PERFORMANCE

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below.

Base Salary

As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. 2021 salaries remained unchanged from 2020 levels for all named executive officers, except Mr. O’Hern, whose salary was increased from $800,000 to $850,000 effective June 8, 2021 in connection with renewal of his employment agreement, to be more competitive with salaries for similarly-situated REIT CEOs.

Annual Incentives

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. Unchanged from 2020, 2021 target bonuses were 200% of base salary for Messrs. O’Hern and Coppola and 100% of base salary for all other named executive officers. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year. The Committee set target bonuses for Messrs. O’Hern and Coppola at a higher percentage of base salary than the other executives because their positions are those of strategic leaders who manage and direct our other named executive officers.

In early 2021, the Committee developed a “scorecard” of financial and strategic objectives against which performance would be evaluated to determine annual incentives for the named executive officers. The scorecard objectives were designed to reward the successful execution of our strategies and were consistent with our external guidance as initially disclosed in the first quarter of 2021. Six corporate measures would determine 75% of each participating executive’s earned bonus and the remaining 25% was based on the Committee’s assessment of the executive’s individual performance.

2021 Corporate Goals—Weighted 75%

Measure	Weighting
(1) Liquidity and Capital Raising	25%
(2) Adjusted FFO per Diluted Share	10%
(3) Non-Core Asset Sales	10%
(4) Net Debt Reduction	10%
(5) Leasing and Re-Development	10%
(6) ESG Platform and Initiatives	10%
TOTAL	75%

Liquidity and Capital Raising

Why this measure was selected:    The most critical corporate priority for 2021 was to renew our expiring corporate credit facility and to stabilize our liquidity position through various capital raising initiatives, hence the relatively elevated weighting of this goal. Renewing our credit facility would provide us the stability and underpinning to rebound from the pandemic, and improving our liquidity was critical to our business.

How we set our target:     This goal was set amidst the most-challenging credit environment our sector had ever faced given the uncertainties caused by the pandemic. Having just fully re-opened the portfolio in October of 2020, we anticipated potential challenges in renewing the credit facility and raising capital.

40 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How we performed:     During 2021, we closed a $700 million credit facility and issued approximately $850 million of Common Stock through our ATM programs for a total capital raise of $1.55 billion, which resulted in achievement at the maximum for this measure.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Liquidity and Capital Raising	25%	$600 mil.	$800 mil.	$1 bil.	$1.55 bil.	200%	50%

Adjusted FFO per Diluted Share

Why this measure was selected:     Our Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO per diluted share as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as our Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Our Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other REITs.

How we set our goals:     Our FFO per diluted share goals for 2021 were aligned with our February 2021 earnings guidance. The target was equal to the midpoint of our February 2021 guidance range. When the goals were set, the Committee determined that the goals would be adjusted for, among other items, a) unbudgeted acquisitions or dispositions, b) property closures mandated for environmental or health reasons not under the control of management, and c) material changes to our Company’s capital structure. As a result, the threshold, target, and maximum FFO per share goals were adjusted for the 62 million shares issued through our ATM programs during the year.

How we performed:     Our actual FFO per diluted share in 2021 was $2.03, which exceeded the maximum goal for this measure. Same center net operating income rebounded significantly faster than originally anticipated, increasing by 7.3% in 2021 over 2020 levels. This outperformance was due to increases in occupancy, exceptionally strong tenant sales that drove elevated percentage rents and by a strong recovery from our various common area revenue sources. Our land sale disposition program, which generated over $50 million of liquidity for the Company across numerous transactions, also resulted in significant transactional gains to FFO.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Capital-Adjusted FFO per Diluted Share(1)	10%	$1.65	$1.73	$1.81	$2.03	200%	20%

(1)

FFO per diluted share represents funds from operations per share on a diluted basis, excluding financing expenses in connection with Chandler Freehold and loss on extinguishment of debt. For the definition of FFO and a reconciliation of FFO to net operating income attributable to common stockholders, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations” on pages 55-57 in our Annual Report on Form 10-K for the year ended December 31, 2021.

Non-Core Asset Sales

Why this measure was selected:     Another important strategic goal for 2021 was to sell certain non-core assets opportunistically to optimize our portfolio and to generate liquidity that could be retained and/or redeployed to enhance our portfolio and our business.

How we set our goals:     This goal was set with very limited visibility into the transaction market given the prevailing pandemic-stricken environment. We continue to focus and emphasize the ongoing need to opportunistically sell non-core assets to create liquidity and optimize the portfolio, so this remains an important corporate objective.

How we performed:     During 2021, we sold Paradise Valley Mall, La Encantada Center, The Shops at North Bridge and Wabash generating over $215 million of much-needed liquidity for the Company, and improving our balance sheet metrics and leverage.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Non-Core Asset Sales	10%	$50 mil.	$100 mil.	$150 mil.	&395 mil.	200%	20%

2022 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Net Debt Reduction

Why this measure was selected:     Reduction of our leverage was and continues to be a critical corporate priority that we believe should increase stock price and stockholder return.

How we set our goals:     We set this goal understanding that reducing leverage was necessary to not only renew our corporate credit facility, but to make progress toward a longer-range goal of achieving Net Debt to Forward EBITDA of 7-7.5x. When we quantified the goal in early 2021, we had limited visibility into how much common equity we could issue, how many assets we could dispose of and how quickly we could restore a healthy cash and liquidity position.

How we performed:     During 2021, we reduced our net debt (debt, net of cash) by $1.4 billion, far exceeding the maximum goal. Including debt repaid with cash on hand, we reduced our total debt in 2021 by $1.7 billion or 20%, and we made progress toward our longer-range goal of achieving Net Debt to Forward EBITDA of 7-7.5x. Given significantly increased daily stock trading volumes during the first several months of the year, we issued $850 million of common equity through our ATM programs. As well, we exceeded our disposition goals, which further helped us to reduce our debt and leverage levels.

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Net Debt Reduction	10%	$400 mil.	$500 mil.	$600 mil.	$1.4 bil.	200%	20%

Leasing and Re-Development

Why this measure was selected:     Leasing vacant space to high-quality tenants is how we generate revenue, profit, and cash flow. In addition, investing in capital improvements on our properties enhances the attractiveness of our properties to shoppers, retailers, and the communities in which we operate. Strong leasing and redevelopment progress is a key driver of value creation for our stockholders.

How we set our goals:     At the beginning of 2021, we outlined six large leasing and re-development projects we aspired to accomplish, subject to capital availability. The Committee set the target goal of achieving three of these six projects, and maximum goal of achieving all six. More detail on each objective is provided below:

How we performed:     During 2021, we achieved five of the six objectives, resulting in payout between target and maximum for this category.

Property	Goal	Achievement
Fashion District Philadelphia	Execute replacement lease or letter of intent for former Century 21 space	Achieved. Executed lease with Shopper’s World, which is open and operating
Green Acres	Execute replacement lease or letter of intent for former JC Penney space	Achieved. Executed lease with Primark
Kings Plaza	Execute replacement lease or letter of intent for former JC Penney space	Achieved. Executed lease with Target
Santa Monica Place	Execute replacement lease or letter of intent for office or non-traditional/alternative retail uses for Bloomingdale’s space	Not Achieved. We are sourcing demand and assessing replacement options
Tyson’s Corner	File zoning application for mixed-use expansion of the former Lord & Taylor building	Achieved. Zoning application materials prepared and filed
Tyson’s Corner	Execute replacement leases or letters of intent for majority of LL Bean space	Achieved. Executed leases with Primark and Lululemon, and an executed letter of intent with Old Navy

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
Leasing and Re-Development	10%	2 of 6	3 of 6	6 of 6	5 of 6	166.7%	16.7%

42 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ESG Platform and Initiatives

Why this measure was selected:     At Macerich, we balance the goal of providing vibrant places for our customers with the need to be responsible stewards of our resources, reflecting the communities we serve and helping make communities more resilient. As such, the Committee believes that executives should be held accountable for progress towards the Company’s ESG commitments.

How we set our goals:     The Committee developed a set of annual goals for 2021 that align with our long-term ESG goals as communicated to stockholders in our Corporate Responsibility Report and which are outlined in the table below. The Committee set the target goal of achieving two of the three objectives, and maximum goal of achieving all three.

How we performed: During 2021, we achieved all three objectives, resulting in payout at maximum for this category.

	Objective	Achievement
Environmental	Establish science-based targets to achieve carbon neutrality by 2030	Achieved. Established and received approval from the Science Based Targets initiative (SBTi) for 2030 carbon neutrality goals
Social	Engage in a study of advancement within Macerich to analyze whether opportunities are balanced among gender, ethnic and other diverse groups

Achieved. Implemented program to identify and advocate advancement for high potential talent from underrepresented groups; undertook pay equity study as a baseline for race, ethnicity, and gender analyses

Governance	Evaluate proxy advisory firms governance metrics to determine areas where enhancements can/should be achieved	Achieved. Reviewed governance standards against proxy advisory firms metrics to determine whether and to what extent enhancements were warranted

						% of Target Payout
Measure	Weighting	Threshold	Target	Max	Actual	Unweighted	Weighted
ESG Platform and Initiatives	10%	1 of 3	2 of 3	3 of 3	3 of 3	200%	20%

Overall Corporate Results

The overall payout for the Corporate Goals component, weighted 75%, was 147% of target

		Payout (% of Target)
Measure	Weighting	Unweighted	Weighted
Liquidity and Capital Raising	25%	200%	50%
Adjusted FFO per Diluted Share	10%	200%	20%
Non-Core Asset Sales	10%	200%	20%
Net Debt Reduction	10%	200%	20%
Leasing and Re-Development	10%	166.7%	16.7%
ESG Platform and Initiatives	10%	200%	20%
TOTAL	75%		146.7%

Individual Performance—Weighted 25%

A portion of the annual incentive is based on an assessment of individual performance in order to reward individual achievements and contributions. In making the individual determinations, the Committee took into consideration each named executive officer’s individual contributions to our operational and financial performance in 2021, as well as their individual accomplishments and performance relative to their objectives for the year. The Committee has the discretion to award between 0% and 200% of the named executive officer’s target individual award opportunity.

2022 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

With respect to Mr. O’Hern:    His leadership of the management team and the entire Company through every aspect of our operations during another extraordinary year. Some examples included:

•	leading our Company through the pandemic and ensuring the safe opening and operation of our centers and offices;

•	facilitating renewal of the Company’s credit facility;

•	significantly de-levering the Company through debt reduction and pushing EBITDA towards pre-COVID levels;

•	increasing overall portfolio occupancy to over 90% by year end;

•	overseeing the sale of non-core assets and land holdings;

•	reviving development pipeline post-COVID in a capital-friendly manner that promotes and rewards densification and diversification;

•	making significant progress on the restructuring/reorganization of more than 1.7 million square feet of vacancies due to 2020 tenant bankruptcies; and

•

keeping the leadership team and the Company in general, motivated with good morale and minimal turnover through the end of the COVID-19 crisis and continuing to promote collaborative and collegial corporate environment.

Based on these accomplishments for 2021, the Committee scored the individual performance category at 100% of target for Mr. O’Hern.

With respect to Mr. Coppola:    His leadership and achievements included:

•	successfully completing the sales of the Paradise Valley and La Encantada Centers;

•	leading negotiations in connection anchor replacements, including Scheels at Chandler Fashion Center and LifeTime Fitness at both Broadway Plaza and Scottsdale Fashion Square;

•	taking a lead role in critical negotiations on densification and diversification projects at our top-performing properties, as well as land and pad sales; and

•	continuing to strengthen relationships with key tenants and non-core asset groups.

Based on these accomplishments for 2021, the Committee scored the individual performance category at 100% of target for Mr. Coppola.

With respect to Mr. Kingsmore:    His success in his role as Chief Financial Officer, including:

•	leading the Company’s credit facility renewal;

•	reducing debt level by over 20% and restored collections and net accounts receivable to pre-pandemic levels;

•	overseeing several financing transactions on the heels of the pandemic;

•	working closely with the leasing group, reviewing and approving the remaining of COVID-19 related workouts and related lease renewal packages in the first half of 2021; and

•	the successful implementation of Yardi platform and development of other key modules, including digital leasing and tenant recoveries.

Based on these accomplishments for 2021, the Committee scored the individual performance category at 120% of target for Mr. Kingsmore.

With respect to Mr. Healey:    His success in his role as Head of Leasing, including:

•	overseeing the negotiation of more than 830 leases, representing the strongest volume leasing year since 2015;

•	achieving successful openings of 173 new stores, totaling over 900,000 square feet;

•	maintaining a strong leasing pipeline for 2022 and 2023;

•	attaining strong re-leasing spreads versus expiring base rent for the twelve months ended December 31, 2021; and

•	continued focus on communication and morale throughout the Company.

Based on these accomplishments for 2021, the Committee scored the individual performance category at 133% of target for Mr. Healey.

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COMPENSATION DISCUSSION AND ANALYSIS

With respect to Ms. Menard:    Her success in her role as Chief Legal Officer and Corporate Secretary, including:

•	leadership in the structure and negotiations of various development, redevelopment, leasing and new business opportunities and transactions;

•

oversight of human capital, including working closely with EVP of Portfolio Operations and People to foster interdepartmental communication and collaboration, training events, hiring strategies and facilitation of hybrid work model for corporate locations;

•	working with the Company’s Board and committees with updating the Guidelines on Corporate Governance and committee charters to allocate ESG oversight responsibilities;

•	working with the Board and Nominating and Corporate Governance Committee with the search of new Board nominees; and

•	activities with respect to ongoing legal matters.

Based on these accomplishments for 2021, the Committee scored the individual performance category at 120% of target for Ms. Menard.

Long-Term Incentives

Our long-term equity-based incentive program is an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.

2021 Long-Term Incentive Program

For 2021, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, which were granted on January 1, 2021 in the form of LTIP Units.

•

Target LTIP Unit grant values for the awards made January 1, 2021 for Messrs. O’Hern and Coppola were reduced from the target values granted on January 1, 2020. Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2021 long-term incentive awards by $1,500,000. Similarly, Mr. Coppola volunteered to reduce the size of his 2021 long-term incentive award grant value by $600,000 from his typical award. Messrs. O’Hern and Coppola recommended that the Committee utilize those reductions to fund increased grants of LTIP units for the balance of the executive team in recognition of their efforts. The Committee accepted that recommendation.

For 2021, the Committee granted the same mix of performance-based and time-based LTIP Units as for our 2020 grants, i.e., 75% performance-based LTIP units for our CEO and President and 50% for other named executive officers.

Performance-Based LTIP Units.    For the performance-based LTIP Units granted in 2021, the Committee changed the design to better support our multi-year business strategies and align pay delivery with executive performance. The 2021 performance-based LTIPs may be earned from 0 to 150% of the target number of units awarded based on our performance versus three-year FFO per Share goals (weighted 50%) and three-year Permanent Occupancy goals (weighted 50%), with potential modification based on our relative TSR versus the Equity Peer REITs. The Committee selected FFO per Share and Permanent Occupancy because it believes these are the most important drivers of long-term value creation. The relative TSR modifier ensures that the ultimate payout is aligned with our stockholder return performance relative to other retail REITs. All goals were established prior to the start of the performance period.

FFO per Share Goals (weighted 50%): Performance will be measured for each year of the three-year performance period and on a cumulative basis, with weightings and goals as follows:

FFO per Share goals
Year	Weighting	Threshold	Target	Maximum	Performance as of 12/31/2021
2021	20%	$2.00	$2.22	$2.44	$2.03
2022	20%	$2.14	$2.38	$2.62	N/A
2023	20%	$2.29	$2.54	$2.79	N/A
Cumulative 2021-2023	40%	$6.43	$7.14	$7.85	N/A
Payout (% of Target LTIPs)		50%	100%	150%

No units will be earned for performance below threshold; payout is linearly interpolated for performance between levels

2022 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Year-End Permanent Occupancy (weighted 50%): Performance will be measured for each year of the three-year performance period, with the third year weighted higher to represent the culmination of three years of performance. Weightings and goals are as follows:

Year-End Permanent Occupancy Goals
Year	Weighting	Threshold	Target	Maximum	Performance as of 12/31/2021
Year-End 2021	20%	83%	86%	89%	83.8%
Year-End 2022	20%	85%	88%	91%	N/A
Year End 2023	60%	87%	90%	93%	N/A
Payout (% of Target LTIPs)		50%	100%	150%	N/A

No units will be earned for performance below threshold; payout is linearly interpolated for performance between levels

Relative TSR Modifier: The number of LTIP Units earned, if any, based on FFO per Share and Year-End Permanent Occupancy will be modified up or down by up to 20% based on the Company’s relative TSR percentile rank versus the Equity Peer REITs at the conclusion of the full three-year performance period according to the following schedule:

Macerich Relative TSR Ranking vs. Equity Peer REITs	Earned LTIP Modifier
<= 25th Percentile	-20%
50th Percentile	0% (no modification)
>=75th Percentile	+20%

Modifier is linearly interpolated for performance between levels

Based on our performance as of December 31, 2021, approximately 57% of the 2021 LTIP Units eligible to be earned based on FFO Per Share and 63% of the 2021 LTIP Units eligible to be earned based on Year-End Permanent Occupancy were earned and, if our relative performance as of December 31, 2021 were the same at the conclusion of the three-year performance period, such earned LTIP Units would have been modified upwards by 8.8%.

Performance-based LTIP Units earned, if any, will vest at the end of the three-year period, but will be subject to a one-year, post-vesting “no sale” requirement.

Service-Based LTIP Units.     Vest in equal annual installments over a three-year period to promote retention and further alignment of our executives’ interests with those of our stockholders. Twenty-five percent (25%) of the target LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of service-based LTIP Units.

Executive Benefits

Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually. See the “Nonqualified Deferred Compensation” table in this Proxy Statement for more information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote (6) to the Summary Compensation Table in this Proxy Statement for additional detail.

Employment Agreement with Mr. O’Hern

In connection with Thomas E. O’Hern’s election as Chief Executive Officer effective January 1, 2019, our Company entered into a letter agreement with Mr. O’Hern on April 26, 2018 that provided Mr. O’Hern with certain compensation and benefits during the period commencing April 26, 2018 and ending April 25, 2021 (the “Initial Term”). During the Initial Term, Mr. O’Hern’s annual base salary was $800,000 and his target annual bonus was equal to 200% of his annual base salary. The letter agreement provided that all or a portion of his annual bonuses payable in respect of fiscal years 2018, 2019 and 2020 may be paid in cash, fully vested LTIP Units, fully vested shares or a combination thereof as determined by the Compensation Committee of the Board of Directors, with such allocation subject to Mr. O’Hern’s consent. The letter agreement also specified that Mr. O’Hern’s target long-term incentive grant value would be $6,000,000 for each calendar year of the Initial Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms generally the same as annual grants made to other executive officers, as determined by the Compensation

46 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Committee. The letter agreement also provided Mr. O’Hern a one-time award of fully vested LTIP Units granted on April 26, 2018 with a grant date value of $5,000,000, 50% of which was subject to repayment if Mr. O’Hern’s employment was terminated by the Company for cause or Mr. O’Hern resigned for any reason other than good reason on or prior to April 25, 2019.

Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive awards by $2,000,000 and such amount was instead used to fund an incentive bonus pool of $2,000,000 for other senior executives tied to same center growth and EBITDA margin growth. His January 1, 2020 grant was at the normal target level of $6,000,000. Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his January 1, 2021 LTIP Unit grant by $1,500,000.

On June 8, 2021, Mr. O’Hern entered into a new agreement that provides him with certain compensation and benefits during the period commencing June 8, 2021 and ending December 31, 2023 (the “Term”). During the Term, Mr. O’Hern’s annual base salary is $850,000 and his target annual bonus is equal to 200% of his annual base salary. The letter agreement also specifies that Mr. O’Hern’s target long-term incentive grant value would continue to be $6,000,000 for each calendar year of the Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms generally the same as annual grants made to other executive officers, as determined by the Compensation Committee.

Mr. O’Hern will also continue to participate in the Change in Control Severance Pay Plan for Senior Executives (as described below) during the Term. Upon a termination of Mr. O’Hern’s employment without cause or his resignation with good reason (other than in a circumstance that would entitle him to severance benefits under the Severance Plan for Senior Executives) during the Term, Mr. O’Hern would be entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to (i) the sum of his base salary and the average of the three annual incentive bonuses awarded to him in respect of his service as Chief Executive Officer for the immediately preceding three years multiplied by (ii) the quotient of the number of days between his termination date and December 31, 2023, divided by 365, (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives. In addition, the letter agreement provides that all long-term incentive awards granted to Mr. O’Hern shall vest upon the termination of his employment by the Company for no reason or for any reason other than for cause, termination of his employment for good reason or due to his death or disability on terms no less favorable to those contained in the award agreements for his LTIP Unit awards.

Severance Benefits

On November 2, 2017, we adopted The Macerich Company Change in Control Severance Pay Plan for Senior Executives, which we refer to as the “Severance Plan for Senior Executives,” which covers our Chief Executive Officer, President and other senior executive officers. The Severance Plan for Senior Executives provides specified payments and benefits in connection with a qualifying termination of employment following a “change in control” (as defined in the Severance Plan for Senior Executives). Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers following a change in control, rather than negotiating severance at the time that a named executive officer’s employment with us terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a termination related to a change in control of our Company are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. For a description of our severance and change in control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

2022 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Requirements.     Executives must own Common Stock (which may be combined with certain of our other equity securities or units of our Operating Partnership as described below) with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Non-Employee Director Stock Ownership Requirements.     Non-employee directors must own Common Stock (which may be combined with certain of our other equity securities or units of our Operating Partnership as described below) with a value equal to at least five times the annual cash retainer for Board service.

Equity interests that count toward our stock ownership policies include:

•	Shares owned directly or indirectly by the director or executive officer or by members of their immediate family residing in the same household;

•

Shares received pursuant to any of the Company’s equity plans, including restricted stock and phantom or other stock units, provided, however that performance-based shares shall not count toward the achievement of the guideline until the end of the applicable performance period, and only to the extent earned;

•	Shares held in trust for the benefit of the Director, Named Executive Officer or his or her immediate family residing in the same household;

•	Shares issuable upon redemption of units owned in the Company’s operating partnership, including service-based LTIP units and fully-vested and earned performance-based LTIP units; and

•	Shares held within a 401(k) Plan.

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive’s or director’s ownership falls below the required ownership level due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership (any pledged securities do not count) and allow our Board to approve exceptions from time to time from this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our current directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

Clawback Policy

We have a clawback policy that allows us to recover certain cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, based on information provided by our directors and officers, no shares of our Company are pledged by any of them.

48 2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.     As described in this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

Tax Deductibility of Compensation Expense.     Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers or former executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit and anyone who was a named executive officer in any year after 2016 will remain a covered employee for as long as he or she (or his or her beneficiaries) receives compensation from the company. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of, and changes in, the tax laws, and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. In addition to traditional nonqualified deferred compensation plans, Section 409A of the Code applies to certain severance arrangements, bonus arrangements and equity awards. We structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

2022 PROXY STATEMENT 49

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, as of December  31, 2021, the aggregate compensation paid, awarded or earned with respect to such persons in the years indicated.

SUMMARY COMPENSATION TABLE—FISCAL YEARS 2019-2021

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas E. O’Hern	2021	827,692	(7)	2,844,000	4,499,985	—	74,702	8,246,379
Chief Executive Officer	2020	800,000		1,200,000	5,999,968	—	376,030	8,375,998
	2019	800,000		1,812,000	3,999,981	—	326,068	6,938,049

Edward C. Coppola	2021	800,000		2,740,000	2,999,990	—	58,559	6,598,549
President	2020	800,000		1,200,000	3,599,981	—	265,909	5,865,890
	2019	800,000		1,952,000	3,599,944	—	207,454	6,559,398

Scott W. Kingsmore	2021	500,000		885,000	949,993	—	61,264	2,396,257
Senior Executive Vice President, Chief	2020	500,000		375,000	749,990	—	127,165	1,752,155
Financial Officer and Treasurer	2019	443,654	(8)	549,000	918,710		145,381	2,056,745

Douglas J. Healey	2021	500,000		900,000	949,993	—	21,697	2,371,690
Senior Executive Vice President,	2020	500,000		375,000	749,990	—	119,566	1,744,556
Head of Leasing	2019	497,885	(9)	610,000	1,087,433	—	99,074	2,294,392

Ann C. Menard	2021	500,000		885,000	949,993	—	36,095	2,371,088
Senior Executive Vice President,	2020	500,000		562,500	499,957	—	115,437	1,677,894
Chief Legal Officer and Secretary	2019	500,000		915,000	499,985		111,595	2,026,580

(1)	Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See the “Nonqualified Deferred Compensation – Fiscal 2021” table below for more information.

(2)	SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash incentive awards are generally reported in the table for the year that they are earned regardless of when they are paid, while equity awards are generally reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)	Bonuses Reported in Year 2021

As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for 2021 performance were paid in cash on February 4, 2022. Under SEC rules, cash incentive awards are reported in the Summary Compensation Table for the year that they are earned, regardless of when they are paid. Accordingly, the cash bonuses paid for 2021 performance are reported in the “Bonus” column for 2021. These cash bonuses were paid in 2022 and were the only incentive awards granted in cash or equity to each named executive officer for their 2021 performance.

Bonuses Reported in Year 2020

The annual incentive compensation awards for 2020 performance were paid in cash in March 2021. These cash bonuses were paid in 2021 and were the only incentive awards granted in cash or equity to each named executive officer for their 2020 performance.

Bonuses Reported in Year 2019

The annual incentive compensation awards for 2019 performance were paid in cash in March 2020. These cash bonuses were paid in 2020 and were the only incentive awards granted in cash or equity to each named executive officer for their 2019 performance. As described below, the amount in the “Stock Awards” column for 2019 reflects the grant date fair value of a portion of the equity incentive awards granted in March 2019 for Messrs. Kingsmore and Healey’s performance in 2018. The equity award was granted to Messrs. Kingsmore and Healey on March 8, 2019 for 2018 performance and was in the form of a stock unit award that vests over three years. See also footnote (4) below.

50 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(4)	Stock Awards Reported in Year 2021

The amounts reflected in this column for 2021 relate to performance-based LTIP Units and service-based LTIP Units granted in 2021 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$3,374,994
Edward C. Coppola	$2,249,996
Scott W. Kingsmore	$474,997
Douglas J. Healey	$474,997
Ann C. Menard	$474,997

The actual value with respect to our 2021 annual performance-based LTIP unit awards is contingent upon operational metrics of FFO per share and permanent occupancy, with a potential modification based on our total stockholder return relative to the total stockholder return of our Peer REITs over a three-year measurement period that will end on December 31, 2023. Assuming that maximum performance is achieved under our 2021 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern —$5,062,491; Mr. Coppola—$3,374,994; Mr. Kingsmore—$712,496; Mr. Healey—$712,496 and Ms. Menard—$712,496, respectively.

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,124,991
Edward C. Coppola	$749,994
Scott W. Kingsmore	$474,996
Douglas J. Healey	$474,996
Ann C. Menard	$474,996

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

Stock Awards Reported in Year 2020

The amounts reflected in this column for 2020 relate to performance-based LTIP Units and service-based LTIP Units granted in 2020 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

b.

Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$4,499,986
Edward C. Coppola	$2,699,992
Scott W. Kingsmore	$374,994
Douglas J. Healey	$374,994
Ann C. Menard	$249,978

The actual value with respect to our 2020 annual performance-based LTIP unit awards is contingent upon our total stockholder return relative to the total stockholder return of our Peer REITs over a three-year measurement period that will end on December 31, 2022. Assuming that maximum performance is achieved under our 2020 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern —$6,749,979; Mr. Coppola—$4,049,988; Mr. Kingsmore—$562,491; Mr. Healey—$562,491 and Ms. Menard—$374,967, respectively.

c.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,499,982
Edward C. Coppola	$899,989
Scott W. Kingsmore	$374,996
Douglas J. Healey	$374,996
Ann C. Menard	$249,979

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EXECUTIVE COMPENSATION TABLES

Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2021.

Stock Awards Reported in Year 2019

The amounts reflected in this column for 2019 relate to performance-based LTIP Units and service-based LTIP Units granted in 2019 under our LTIP and 2003 Incentive Plan. For Messrs. Kingsmore and Healey, the amount reported also reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2019 for their performance in 2018, which was in the form of a stock unit award that vests over three years (see also footnote (3) above). Pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants, including Messrs. Kingsmore and Healey, were offered the opportunity to elect to receive up to 50% of their cash bonus in the form of an equity award that vests over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he or she received an equity award that has a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he or she would otherwise have received in cash. Messrs. Kingsmore and Healey elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received equity in lieu of 50% of their incentive cash bonus for 2018 performance. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$2,999,997
Edward C. Coppola	$2,699,980
Scott W. Kingsmore	$337,487
Douglas J. Healey	$374,985
Ann C. Menard	$250,000

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$999,984
Edward C. Coppola	$899,964
Scott W. Kingsmore	$337,497
Douglas J. Healey	$374,978
Ann C. Menard	$249,985

c.

Restricted Stock Units. The aggregate grant date fair value for restricted stock unit award, which represents 50% of Messrs. Kingsmore and Healey’s annual incentive award earned for 2018 performance was as follows:

Scott W. Kingsmore	$243,726
Douglas J. Healey	$337,470

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

(5)	None of the earnings on the deferred compensation of our named executive officers for 2021 were considered above-market or preferential as determined under SEC rules.

52 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(6)	“All Other Compensation” includes the following components for 2021:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $
Thomas E. O’Hern	11,600	24,831	4,344	33,927	—
Edward C. Coppola	11,600	—	5,903	27,992	13,064
Scott W. Kingsmore	11,600	26,250	957	22,457	—
Douglas J. Healey	11,600	—	1,359	8,738	—
Ann C. Menard	11,600	7,031	1,367	16,097	—

Matching Contributions. Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation – Fiscal 2021” table below.

Other Welfare Benefit Premiums. Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use. Amount shown reflects the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

(7)	Mr. O’Hern’s base salary increased to $850,000 effective June 8, 2021.

(8)	Mr. Kingsmore’s base salary increased to $450,000 effective January 1, 2019.

(9)	Mr. Healey’s base salary increased to $500,000 effective January 1, 2019.

2022 PROXY STATEMENT 53

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS—FISCAL 2021

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and stock units granted to our named executive officers in 2021.

			Estimate Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)

Thomas E. O’Hern	1/1/2021	12/31/2020	137,056	342,639	616,750	—		3,374,994
	1/1/2021	12/31/2020	—	—	—	105,435	(3)	1,124,991

Edward C. Coppola	1/1/2021	12/31/2020	91,370	228,426	411,167	—		2,249,996
	1/1/2021	12/31/2020	—	—	—	70,290	(3)	749,994

Scott W. Kingsmore	1/1/2021	12/31/2020	19,289	48,223	86,801	—		474,997
	1/1/2021	12/31/2020	—	—	—	44,517	(3)	474,996

Douglas J. Healey	1/1/2021	12/31/2020	19,289	48,223	86,801	—		474,997
	1/1/2021	12/31/2020	—	—	—	44,517	(3)	474,996

Ann C. Menard	1/1/2021	12/31/2020	19,289	48,223	86,801			474,997
	1/1/2021	12/31/2020	—	—	—	44,517	(3)	474,996

(1)

Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2021 through December 31, 2023. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics versus three-year FFO per share goals (weighted at 50%) and three-year year-end Permanent Occupancy goals (weighted at 50%) was at Threshold, which represents the minimum performance that would entitle recipients to awards under the LTIP and reflects the full downward modifier of -20% based on three-year relative TSR versus our Equity Peer REITs. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics were at the 50th percentile. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our financial and operational metrics were at or above the 75th percentile and reflects the full upward modifier of +20% based on three-year relative TSR versus our Equity Peer REITs.

(2)

The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2022.

(3)	Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. For a description of our severance and change of control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

LTIP Unit Awards

LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

54 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

2021 Performance-Based and Service-Based LTIP Units.    Our Chief Executive Officer and President were granted LTIP Units effective January 1, 2021, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. Our other named executive officers were granted LTIP Units effective January 1, 2021, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units.

a. Performance-Based LTIP Units.    Performance-based awards were granted in 2021 to encourage executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. The 2021 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2021 through December 31, 2023, with the number of LTIP Units vesting, if any, depending on our performance relative to financial and operational measures, as modified based on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of Common Stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and other distributions.

Depending on our performance versus FFO per share goals (weighted at 50%) and year-end Permanent Occupancy goals (weighted at 50%), in each case over a three-year period, with a potential modification +/-20% based on three-year relative total stockholder return versus our Equity Peer REITs, vesting of these LTIP Units will occur as more fully described on pages 45-46 of this Proxy Statement. Determination of the vesting of our performance-based LTIP Units will occur earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.

Prior to the vesting of the 2021 performance-based LTIP Units, holders of the 2021 performance-based LTIP Units will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to receive any special distributions. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b. Service-Based LTIP Units.    Service-based awards were granted in 2021 to support the long-term retention of our executives. The 2021 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company followed by certain qualifying terminations or the executive’s death or disability. Following the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, or by the executive for good reason, his or her service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2022 Performance-Based and Service-Based LTI Units.    The Compensation Committee continued the LTI program for 2022 and, in addition, allowed our executive officers to choose LTIP Units or restrict stock units (the “LTI Units”) and awarded LTI Units to our Chief Executive Officer and President, with 75% of the total award consisting of performance-based LTI Units and 25% consisting of service-based LTI Units. The Compensation Committee awarded LTI Units to our other named executive officers, with 50% of the total award consisting of performance-based LTI Units and 50% consisting of service-based LTI Units. The performance period for the 2022 performance-based LTI Unit awards is January 1, 2022 through December 31, 2024. Similar to our 2021 LTI program, the number of 2022 performance-based LTI Units that will vest will depend on our performance versus three-year FFO per share goals (weighted at 50%) and three-year year-end Reported Occupancy goals (weighted at 50%), with a potential modification +/-20% based on three-year relative total stockholder return versus our Equity Peer REITs.

2022 PROXY STATEMENT 55

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

The following table provides information on the holdings of certain of our named executive officers of service-based LTIP Units and performance-based LTIP Units as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Thomas E. O’Hern	—	—	—	—	—	121,798	(1)	2,104,669	418,102	(6)	7,224,803
Edward C. Coppola	—	—	—	—	—	79,963	(1)	1,381,760	273,339	(6)	4,723,297
Scott W. Kingsmore	—	—	—	—	—	40,892	(2)	706,614	54,197	(6)	936,530
Douglas J. Healey	—	—	—	—	—	41,636	(3)	719,470	54,197	(6)	936,530
Ann C. Menard	—	—	—	—	—	40,817	(4)	705,318	51,949	(6)	897,676

(1)

Represents the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2022 and the unvested portion of the 2021 service-based LTIP Units that will vest on December 31, 2022 and December 31, 2023. Also includes the portion of the 2021 performance-based LTIP Units granted January 1, 2021 that were earned based on our FFO per share and Permanent Occupancy for the performance period from January 1, 2021 through December 31, 2021, that do not remain subject to forfeiture based on our relative TSR performance for the period beginning January 1, 2021 and ending December 31, 2023.

(2)

Includes the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2022, the unvested portion of the 2021 service-based LTIP Units that will vest on December 31, 2022 and December 31, 2023 and 1,935 stock units that vested on March 15, 2022. Also includes the portion of the 2021 performance-based LTIP Units granted January 1, 2021 that were earned based on our FFO per share and Permanent Occupancy for the performance period from January 1, 2021 through December 31, 2021, that do not remain subject to forfeiture based on our relative TSR performance for the period beginning January 1, 2021 and ending December 31, 2023.

(3)

Includes the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2022, the unvested portion of the 2021 service-based LTIP Units that will vest on December 31, 2022 and December 31, 2023 and 2,679 stock units that vested on March 15, 2022. Also includes the portion of the 2021 performance-based LTIP Units granted January 1, 2021 that were earned based on our FFO per share and Permanent Occupancy for the performance period from January 1, 2021 through December 31, 2021, that do not remain subject to forfeiture based on our relative TSR performance for the period beginning January 1, 2021 and ending December 31, 2023.

(4)

Includes the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2022, the unvested portion of the 2021 service-based LTIP Units that will vest on December 31, 2022 and December 31, 2023 and 3,408 service-based LTIP Units that vested on February 1, 2022. Also includes the portion of the 2021 performance-based LTIP Units granted January 1, 2021 that were earned based on our FFO per share and Permanent Occupancy for the performance period from January 1, 2021 through December 31, 2021, that do not remain subject to forfeiture based on our relative TSR performance for the period beginning January 1, 2021 and ending December 31, 2023.

(5)

Based on a price of $17.28 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 31, 2021. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.

(6)

Represents awards of performance-based LTIP Units granted on January 1, 2020 and January 1, 2021 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents (i) the Threshold number of performance-based LTIP Units granted in 2020, which is based on our performance relative to our Equity Peer REITs as of December 31, 2021 at the 11th percentile and is below the minimum percentile rank that would entitle recipients to awards under the 2020 LTIP and (ii) the number of performance-based LTIP Units granted in 2021 equal to (A) the Target number of LTIP Units that may still be earned based on our FFO per share during the remaining performance periods, because our FFO per share performance exceeded the Threshold performance level for the performance period ended December 31, 2021, (B) the Target number of LTIP Units that may be earned based on our Permanent Occupancy during the remaining performance periods under the awards, because our Permanent Occupancy performance exceeded the Threshold performance level for the performance period ended December 31, 2021 and (C) the Maximum number of LTIP Units that may still be earned based on our relative TSR performance versus our Equity Peer REITs (estimated based on actual performance and the Target levels described in clauses (A) and (B)), because our relative TSR performance was between the Target and Maximum performance levels as of December 31, 2021.

(7)

The vesting of the 2020 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2020 through December 31, 2022 and the 2021 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2021 through December 31, 2023. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2021 of $17.28.

56 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED—FISCAL 2021

The following table presents information regarding the vesting of LTIP Units and stock units during 2021 that were previously granted to certain of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (1)
Thomas E. O’Hern	—	—	61,420		1,061,338
Edward C. Coppola	—	—	41,505		717,206
Scott W. Kingsmore	—	—	24,825	(2)	420,662
Douglas J. Healey	—	—	26,668	(3)	447,801
Ann C. Menard	—	—	23,267		390,910
(1)

This number includes (a) the vesting of stock units for Messrs. Kingsmore and Healey and (b) the vesting of service-based LTIP Units on December 31, 2021. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 54-55 of this Proxy Statement.

(2)	This number represents the vesting of 22,081 service-based LTIP Units and 2,744 stock units.

(3)	This number represents the vesting of 22,370 service-based LTIP Units and 4,298 stock units.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2021

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2021.

Name	Executive Contributions in 2021 ($) (1)	Registrant Contributions in 2021 ($) (2)	Aggregate Earnings in 2021 ($) (3)	Aggregate Withdrawals/ Distributions during 2021 ($)	Aggregate Balance at 12/31/2021 ($) (4)
Thomas E. O’Hern	165,538	24,831	715,101	—	5,893,612
Edward C. Coppola	—	—	70,227	—	823,096
Scott W. Kingsmore	175,000	26,250	443,022	(132,675)	4,752,716
Douglas J. Healey	—	—	—	—	—
Ann C. Menard	46,875	7,031	39,859	—	437,125

(1)	The amounts in this column are included in the “Salary” column of the Summary Compensation Table.

(2)	Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)

The balances shown represent compensation already reported in the Summary Compensation Table in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

2022 PROXY STATEMENT 57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Description of Our Deferred Compensation Plan

As of December 31, 2021, Messrs. O’Hern, Coppola and Kingsmore and Ms. Menard had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2021 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the Deferred Compensation Plan. For 2021, our Company matched 15% of the amount of salary and bonus deferred by a participant up to a limit of 3% of the participant’s total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change in control of our Company occurred on December 31, 2021.

On November 2, 2017, we adopted the Change in Control Severance Pay Plan for Senior Executives (the “Severance Plan”) which provide for the payment and benefits set forth below upon a qualifying termination of employment following a change in control. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive all accrued, vested or earned but deferred compensation and benefits during their term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Change in Control Severance Pay Plans

Under the Severance Plan, in the event that the employment of any of the named executive officers is terminated by us other than for “cause” (as defined in the Severance Plan) or due to the executive’s death or “total disability” (as defined in the Severance Plan) or by the executive for “good reason” (as defined in the Severance Plan), in each case upon or within 24 months following a change in control, the named executive officer will be entitled to the following: (i) a lump sum payment equal to three times the sum of (A) the higher of the executive’s annual base salary as of the date of termination or the date of the change in control and (B) the average annual incentive bonus award to the executive in respect of the immediately preceding three fiscal years, (ii) a pro-rated portion of the executive’s target annual incentive bonus for the year of termination, payable in a lump sum, outplacement services pursuant to our Company’s outplacement services plan for a period of twelve months following termination and (iii) a lump sum payment equal to the product of (A) the total amount of COBRA continuation monthly premium rate that would have otherwise been payable by the executive for COBRA continuation for medical, vision and dental coverage for the executive and his eligible dependents and (B) 36. The Severance Plans do not provide for an excise tax gross-up payment to any eligible participant. Instead, if any payment by our Company would subject an executive to the excise tax under Section 4999 of the Code, such payments shall be reduced or the full amount of such payments shall be made, whichever leaves the executive in the best net after-tax position. Receipt of the payments and benefits set forth above is subject to the execution and effectiveness of a general release of claims in favor of our Company and its affiliates.

58 2022 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreement with Mr. O’Hern

Our Company extended its Employment Agreement with Mr. O’Hern on June 8, 2021 which provides for certain benefits upon a qualifying termination of employment, which are described above in the Compensation Discussion and Analysis under “Employment Agreement with Mr. O’Hern.”

Treatment of Equity Awards Upon Termination or Change in Control

Upon a Termination of Employment by our Company for Cause

If a named executive officer’s employment is terminated with cause, the executive will forfeit all unvested equity awards as of the termination date.

Upon a Termination of Employment by our Company Without Cause

If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

•	except as provided below, the executive’s equity awards that have not vested as of such termination date will be forfeited,

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

•

the executive’s unvested performance-based LTI Units will be eligible to vest in accordance with the partial service factor under the award agreement and based on performance through the executive’s termination date (this will also occur if the executive terminates the executive’s employment for good reason), and

•

the executive’s unvested service-based LTI Units will vest in accordance with the partial service factor under the award agreement (this will also occur if the executive terminates the executive’s employment for good reason).

Upon Resignation by the Named Executive Officer

In the event of the resignation of a named executive officer for good reason,

•	the executive’s equity awards that have not vested as of such qualified termination date will receive a partial service factor, and

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Upon Retirement

In the event of the retirement of a named executive officer,

•

under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in the executive’s award agreement provided the named executive officer retires at age 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after the executive’s retirement,

•	if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,

•	the executive’s equity awards that have not vested as of the executive’s retirement date will be forfeited,

•	the executive will have twelve months from the executive’s retirement date to exercise vested options and SARs, subject to specified limitations, and

•	all unvested performance-based and service-based LTI Units will receive a partial service factor.

Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

•	the executive’s benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

2022 PROXY STATEMENT 59

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•	except as provided below, the executive’s unvested equity awards will immediately vest,

•	the executive’s unvested performance-based LTI Units will be eligible to vest based on performance through the executive’s date of death or disability, and

•	the executive’s vested stock options or SARs may be exercised for twelve months after the date of the executive’s disability or death.

Termination/Change in Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change in control, assuming such event occurred on December 31, 2021. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus and personal time.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits, including life insurance, provided to all salaried employees.

•

Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation – Fiscal 2021” table above.

Other Notes Applicable to the Table

•

For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $17.28, which represents the closing price of our Common Stock on the NYSE on December 31, 2021.

•	Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2021.

•	The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

•

Mr. Coppola also has death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of his death, the total premiums our Company previously paid for the policy will be recovered and the remaining death benefits will be paid to his designated beneficiaries.

•

The “Termination without cause” and “Change in control/Termination” rows in the following table include a termination by our Company without cause and a termination for good reason by the named executive officer.

•

The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

60 2022 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION/CHANGE IN CONTROL PAYMENTS

	Cash Severance ($)	Miscellaneous Benefits ($)		Awards ($)		Life Insurance Proceeds ($)	Total ($)

Thomas E. O’Hern

Termination with cause	—	—		—		—	—

Termination without cause	7,562,455	101,781	(5)	1,535,570	(2)	—	9,199,806

Resignation	—	—		—		—	—

Retirement	—	—		1,535,570	(3)	—	1,535,570

Death	—	—		1,535,570	(3)	1,700,000	3,235,570

Disability	—		(1)	1,535,570	(3)	—	1,535,570

Change in control/Termination	9,156,000	101,781	(5)	7,456,372	(6)	—	16,714,153

Edward C. Coppola

Termination with cause	—	—		—		—	—

Termination without cause	—	—		1,002,361	(2)	—	1,002,361

Resignation	—	—		—		—	—

Retirement	—	—		1,002,361	(3)	—	1,002,361

Death	—	—		1,002,361	(3)	1,600,000	2,602,361

Disability	—		(1)	1,002,361	(3)	—	1,002,361

Change in control/Termination	7,902,001	83,976	(5)	4,949,562	(6)	—	12,935,539

Scott W. Kingsmore

Termination with cause	—	—		—		—	—

Termination without cause	—	—		626,521	(4)	—	626,521

Resignation	—	—		—		—	—

Retirement	—	—		—		—	—

Death	—	—		626,521	(4)	1,000,000	1,626,521

Disability	—	(1)		626,521	(4)	—	626,521

Change in control/Termination	3,473,687	67,374	(5)	1,459,814	(7)	—	5,000,875

Douglas J. Healey

Termination with cause	—	—		—		—	—

Termination without cause	—	—		639,377	(4)	—	639,377

Resignation	—	—		—		—	—

Retirement	—	—		639,377	(4)	—	639,377

Death	—	—		639,377	(4)	1,000,000	1,639,377

Disability	—		(1)	639,377	(4)	—	639,377

Change in control/Termination	3,834,375	26,214	(5)	1,472,670	(7)	—	5,333,260

Ann C. Menard

Termination with cause	—	—		—		—	—

Termination without cause	—	—		625,225	(4)	—	625,225

Resignation	—	—		—		—	—

Retirement	—	—		625,225	(4)	—	625,225

Death	—	—		625,225	(4)	1,000,000	1,625,225

Disability	—		(1)	625,225	(4)	—	625,225

Change in control/Termination	4,227,500	48,288	(5)	1,458,518	(6)	—	5,734,306

(1)	Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

2022 PROXY STATEMENT 61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

Amount reflects the vesting of service-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)	Amount reflects the vesting of service-based LTIP Units.

(4)

Amount represents the vesting of service-based LTIP Units and restricted stock units. The executive officer’s unvested equity will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his or her employment for good reason.

(5)	Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2021.

(6)

Amount reflects the vesting of service-based LTIP Units and the value of 2021 performance-based LTIP Units for which performance would have been deemed to have been achieved at target levels upon a change in control and for which vesting would have accelerated upon termination.

(7)

Amount reflects the vesting of service-based LTIP Units, restricted stock units and the value of 2021 performance-based LTIP Units for which performance would have been deemed to have been achieved at target levels upon a change in control and for which vesting would have accelerated upon termination.

CEO COMPENSATION PAY RATIO

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. We believe that executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. The annual total compensation for 2021 for Mr. O’Hern, who became our CEO on January 1, 2019, was $8,246,379 as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2021 was $92,618. As a result, we estimate that Mr. O’Hern’s 2021 total compensation was approximately 89 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2021 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during 2021) and other incentive payments for all full-time, part-time, seasonal and hourly employees who were employed by our Company on December 31, 2021, other than our CEO. After identifying the median employee based on 2021 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our Employee Stock Purchase Program (“ESPP”). Except as described in footnote (4) to the table, each of these plans has been approved by our Company’s stockholders.

62 2022 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	5,290,044	(2)	$54.34	5,602,193	(3)

Equity compensation plans not approved by stockholders (4)	118,826		—	92,508	(5)

Total	5,408,870		$54.34	5,694,701

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

(2)

Includes (a) 37,515 outstanding options with a weighted average exercise price of $54.34 and a weighted average term to expiration of 4.02 years and (b) 266,505 unvested restricted stock units. Also includes 4,986,024 LTIP Units (of which 1,837,691 were unvested and 3,148,333 were vested) which may be redeemed for shares under our 2003 Incentive Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2022.

(3)

Of these shares, 5,112,831 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 489,362 were available for issuance under our ESPP.

(4)

In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)

These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See “Compensation of Non-Employee Directors” of this Proxy Statement for a description of our Director Phantom Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brandt, Hirsch and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2021. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2021.

AUDIT COMMITTEE MATTERS

The Audit Committee presently is comprised of Ms. Alford (Chair) and Messrs. Alschuler and Soboroff. Ms. Alford was appointed to the Audit Committee on March 29, 2018 and became the Committee’s Chair on January 30, 2019. The Audit Committee met eight times in 2021. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in April 2019 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Committee member is an independent director as defined by the NYSE listing standards for audit committee members and meets the financial literacy requirements of the NYSE listing standards. Our Board of Directors also has determined that Ms. Alford and Mr. Alschuler are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)

2022 PROXY STATEMENT 63

AUDIT COMMITTEE MATTERS

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Audit Committee Report were committee members during 2021.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management. In addition, the Audit Committee discussed with representatives of our independent registered public accounting firm the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

The Audit Committee

Peggy Alford

John Alschuler

Steven R. Hash, ex officio

Steven L. Soboroff

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the years ended December 31, 2021 and 2020, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $4,120,000 in 2021 and $4,027,000 in 2020, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents, including comfort letters and consents.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2021 or 2020.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2021 or 2020.

All Other Fees.    All other fees consist of an annual license fee of $2,000 in each of 2021 and 2020 for use of accounting research software.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

64 2022 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE PRE-APPROVAL POLICY

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act, periodic reports and other SEC documents, including comfort letters and consents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2021, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2022 PROXY STATEMENT 65

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section, beginning on page 31 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

•

Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

•

Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. Our Company’s current policy is to hold a non-binding, advisory vote on the compensation of our named executive officers every year. It is expected that the next such vote will occur at our 2023 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

66 2022 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2022.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

2022 PROXY STATEMENT 67

ADDITIONAL MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

For a stockholder to present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after February 27, 2022 and on or before 5:00 p.m., Pacific Time, on March 29, 2022 (60 to 90 days prior to the first anniversary of our 2021 annual meeting of stockholders) as specified in our charter and Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws. Our Secretary did not receive any such notice.

For a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders in 2023, it must be received by our Company by December 16, 2022. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2023 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after February 26, 2023 and on or before 5:00 p.m., Pacific Time, on March 28, 2023 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.

A stockholder otherwise desiring to bring a proposal before the 2023 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) other than through the proxy access provisions of our Bylaws must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after February 26, 2023 and on or before 5:00 p.m., Pacific Time, on March 28, 2023 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit their proxies in support of director nominees other than our Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders that are beneficial holders of our Common Stock will be householding our Company’s proxy materials. If you hold your shares through a bank or broker and have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your

68 2022 PROXY STATEMENT

ADDITIONAL MATTERS

consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our Company undertakes, upon oral or written request, to deliver promptly a second copy of our Company’s proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders that currently receive multiple copies of the proxy materials at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis.

OTHER MATTERS

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

FORWARD-LOOKING INFORMATION

Information set forth in our Proxy Statement and the accompanying materials contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act and Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events and plans. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” “continues,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements speak only as of the date of our Proxy Statement and involve a number of known and unknown assumptions, risks, uncertainties and other factors, which may be difficult to predict and beyond the control of the Company, which could cause actual results to differ materially from those contained in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of COVID-19 on our business and the business of our tenants and the economy generally and other risks and uncertainties detailed in the risks identified in Part I, Item 1A. Risk Factors within our Annual Report on Form 10-K filed with the SEC on February 25, 2022 and in our other filings made with the SEC. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.

2022 PROXY STATEMENT 69

APPENDIX I

RECONCILIATION OF NON-GAAP MEASURES

The following reconciles net income (loss) attributable to our Company to Adjusted EBITDA, NOI and NOI-Same Centers for the years ended December 31, 2021 and 2020 (dollars in thousands):

	2021	2020
Net income (loss) attributable to our Company	$14,263	$(230,203)
Interest expense	285,200	167,638
Depreciation and amortization	464,846	503,782
Noncontrolling interests in the Operating Partnership	714	(16,822)
Loss on extinguishment of debt, net	1,007	—
(Gain) loss on sale or write down of assets, net	(61,077)	231,284
Income tax expense (benefit)	6,948	(447)
Distributions on preferred units	357	371
Adjusted EBITDA (a)	712,258	655,603
REIT general and administrative expenses	30,056	30,339
Management Companies’ revenues	(26,023)	(23,461)
Management Companies’ operating expenses	61,030	65,576
Leasing expense, including joint ventures at pro rata	27,212	27,631
Straight-line and above/below market adjustments	(17,639)	(49,892)
NOI - All Centers	786,894	705,796
NOI of non-Same Centers	(46,821)	(16,199)
NOI - Same Centers (b)	$740,073	$689,597
NOI - Same Centers Percentage Change (b)	7.32%

(a)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(b)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the Management Companies’ revenues and operating expenses, leasing expenses (including joint ventures at pro rata), the Company’s REIT general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.

I-1 2022 PROXY STATEMENT

THE MACERICH COMPANY
401 WILSHIRE BLVD., SUITE 700
SANTA MONICA, CA 90401

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 26, 2022 for shares held directly. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 26, 2022 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D74004-P72350 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  THE MACERICH COMPANY

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Peggy Alford	☐	☐	☐

	1b. John H. Alschuler	☐	☐	☐

	1c. Eric K. Brandt	☐	☐	☐

	1d. Edward C. Coppola	☐	☐	☐

	1e. Steven R. Hash	☐	☐	☐

	1f. Enrique Hernandez, Jr.	☐	☐	☐

	1g. Daniel J. Hirsch	☐	☐	☐

	1h. Diana M. Laing	☐	☐	☐

	1i. Marianne Lowenthal	☐	☐	☐

	1j. Thomas E. O’Hern	☐	☐	☐

	1k. Steven L. Soboroff	☐	☐	☐

	1l. Andrea M. Stephen	☐	☐	☐

		For	Against	Abstain

2.	Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

Proxies will be voted in the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D74005-P72350

THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 27, 2022

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Ann C. Menard and Scott W. Kingsmore, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California 90401 on May 27, 2022 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This Proxy will remain valid regardless of such changes.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2 and 3 each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Continued and to be signed on reverse side